Deal CUSIP:  78118GAG4
Revolver CUSIP:  78118GAH2

REVOLVING CREDIT AGREEMENT

dated as of December 3, 2013

among

RUBY TUESDAY, INC.,
as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,
as the Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent and Issuing Bank

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
and
REGIONS BANK,
as Co-Syndication Agents

====================================================================

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Book Managers

 i

Section 11.16	Waiver of Notice of Termination.	94

Schedules
Schedule 1.1(a)	-	Applicable Margin
Schedule 1.1(b)	-	Existing Letters of Credit
Schedule 1.2	-	Revolving Commitments
Schedule 5.14	-	Subsidiaries
Schedule 6.13(a)	-	Equity Interests
Schedule 6.13(c)	-	Mortgaged Properties
Schedule 6.14	-	Deposit Accounts
Schedule 8.1	-	Existing Liens
Schedule 8.3	-	Existing Investments
Schedule 8.7	-	Restrictive Agreements
Schedule 8.12	-	Existing Indebtedness
Schedule 8.14	-	Certain Subsidiaries

Exhibits
Exhibit 2.3	-	Notice of Revolving Borrowing
Exhibit 2.6	-	Form of Continuation/Conversion
Exhibit 2.9	-	Revolving Credit Note
Exhibit 2.18 (1-4)	-	Forms of U.S. Tax Compliance Certificates
Exhibit 4.1(c)(i)	-	Form of Secretary’s Certificate
Exhibit 4.1(h)	-	Form of Officer’s Certificate
Exhibit 6.10	-	Form of Joinder Agreement
Exhibit 9.2	-	Form of Secured Party Designation Notice
Exhibit 11.4	-	Form of Assignment and Acceptance

CHAR1\1328913v11

 v

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of December 3, 2013, by and among RUBY TUESDAY, INC., a Georgia corporation (the “Borrower”), the Guarantors (defined herein), the several banks and other financial institutions from time to time party hereto (the “Lenders”) and BANK OF AMERICA, N.A., in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”) and as Issuing Bank (the “Issuing Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders provide a credit facility for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments as defined herein, are willing to severally establish the requested revolving credit facility;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Issuing Bank agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1       Definitions.

In addition to the other terms defined herein, the following terms used herein have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Adjusted LIBO Rate” means,

(a)           with respect to each Interest Period for a Eurodollar Loan, the rate per annum (rounded to the nearest multiple of 1/16 of 1%) obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage; and

 CHAR1\1328913v11

(b)           for any day with respect to a Base Rate Loan bearing interest at a rate based on LIBOR, a rate per annum (rounded to the nearest multiple of 1/16 of 1%) obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

“Adjusted Total Debt” means, as of any date of determination, (i) all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, including without limitation all Loans and LC Exposure, but excluding all Indebtedness of the type described in subsection (xi) of the definition of Indebtedness and excluding any Synthetic Lease Obligations to the extent that such Synthetic Lease Obligations are included in clause (ii) below, plus (ii) to the extent not included in clause (i), the present value of all lease obligations arising under operating leases of Borrower and its Subsidiaries as determined in accordance with GAAP, applying a discount rate of ten percent (10%).

“Adjusted Total Debt to EBITDAR Ratio” means, as of any date of determination, the ratio of (i) Adjusted Total Debt as of such date minus unrestricted and available cash and/or cash equivalents of the Borrower in excess of $10,000,000 (so long as no Loans or unreimbursed LC Disbursements are outstanding hereunder) as of such date to (ii) Consolidated EBITDAR as of such date, measured for the four Fiscal Quarter period ending on such date.

“Administrative Agent” has the meaning assigned to such term in the opening paragraph hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 11.1 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” means, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Aggregate Revolving Commitment Amount” means the aggregate principal amount of the Revolving Commitments of all Lenders from time to time, as such aggregate principal amount shall be reduced or increased pursuant to the terms hereof.  On the Closing Date, the Aggregate Revolving Commitment Amount equals FIFTY MILLION DOLLARS ($50,000,000).

“Aggregate Revolving Commitments” means, collectively, all Revolving Commitments of all Lenders in effect at any time.

“Applicable Lending Office” means, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” means, as of any date, the percentage per annum determined by reference to the applicable Adjusted Total Debt to EBITDAR Ratio in effect on such date as set forth on Schedule 1.1(a) attached hereto; provided, that a change in the Applicable Margin resulting from a change in such ratio shall be effective on the second Business Day after which the Borrower is required to deliver the financial statements required by Section 6.1(a) or (b) and the compliance certificate required by Section 6.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such certificate, the Applicable Margin shall be at Level V until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above.  Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the first Business Day immediately following the date a compliance certificate is delivered pursuant to Section 6.1(c) for the fiscal quarter ending December 3, 2013 shall be at Level III.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.13(b).

“Approved Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means MLPF&S and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint book manager.

“ASC 810” has the meaning set forth in Section 6.1(g).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.4(b)) and accepted by the Administrative Agent, in the form of Exhibit 11.4 attached hereto or any other form approved by the Administrative Agent.

“Authoritative Guidance” has the meaning set forth in Section 6.1(g).

“Availability Period” means the period from the Closing Date to the Revolving Commitment Termination Date.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Adjusted LIBO Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning in the introductory paragraph hereof.

“Borrowing” means a borrowing consisting of Loans of the same Class and Type, made, converted or continued on the same date and in case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means all expenditures of the Loan Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Lease Obligations.

“Capital Lease Obligations” of any Person means all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or Issuing Bank (as applicable) and the Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of any thereof (as the context may require), cash or deposit account balances or, if the Issuing Bank benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Bank.  “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Control” means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder in effect on the date hereof),  (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower; (c) during any period of 24 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals who were either (i) directors of the Borrower on the date of this Agreement or (ii) elected to the board of directors or nominated for election to the board of directors of the Borrower by the board of directors (or a duly constituted committee thereof) of the Borrower with the approval of at least a majority of the directors who were directors on the date of this Agreement or whose election or nomination for election was previously so approved, or (d) the occurrence of a “Change in Control” (or any equivalent term thereof) under and as defined in the Senior Note Documents.

“Change in Law” means (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) the making or issuance by any Governmental Authority after the date of this Agreement of any request, guideline or directive (whether or not having the force of law) requiring compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.16(b), by such Lender’s or the Issuing Bank’s holding company, if applicable); provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a LC Commitment.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Pledge Agreement, the Security Agreement, the Mortgages, any Deposit Account Control Agreement and such other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 6.13.

“Commitment” means a Revolving Commitment or a LC Commitment or any combination thereof (as the context shall permit or require).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended or otherwise modified, and any successor statute.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Companies” means, collectively, the Borrower and any of its Subsidiaries, and “Consolidated Company” means, individually, the Borrower or any of its Subsidiaries.

“Consolidated EBITDA” means, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period minus (b) to the extent included in calculating Consolidated Net Income for such period, any non-cash gains during such period minus (c) any actual cash payments made during such period related to non-cash charges included in (d)(iv) below for a prior period plus (d) to the extent deducted in determining Consolidated Net Income for such period without duplication, (i) Consolidated Interest Expense, (ii) income tax expense determined on a consolidated basis in accordance with GAAP, (iii) depreciation and amortization expense determined on a consolidated basis in accordance with GAAP, (iv) all other non-cash charges, in each case, that do not represent a cash item in such period, (v) without duplication, with respect to the fiscal quarters identified below only, losses from discontinued operations in an aggregate amount not to exceed $2,736,000 for the third fiscal quarter ended March 5, 2013, $455,000 for the fourth fiscal quarter ended June 4, 2013, and $375,000 during the first fiscal quarter ended September 3, 2013, (vi) cash charges incurred in connection with the closing of any stores or units during the fiscal year ending June 3, 2014; provided, that, the aggregate amount of cash charges added back pursuant to this clause (d)(vi) for all periods shall not exceed $2,500,000, and (vii) other adjustments reasonably acceptable to the Administrative Agent, all as determined in accordance with GAAP.

“Consolidated EBITDAR” means, for the Borrower and its Subsidiaries for any period, an amount equal to the sum, without duplication, of (a) Consolidated EBITDA plus (b) Consolidated Lease Expense, in each case for such period.

“Consolidated Entities” has the meaning set forth in Section 6.1(g).

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR to (b) Consolidated Fixed Charges, in each case measured for the four Fiscal Quarter period ending on such date.

 “Consolidated Fixed Charges” means, for the Borrower and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period excluding (i) non-cash amortization of broker fees and deferred financing costs for such period and (ii) prepayment penalties in connection with the prepayment of Indebtedness of the Loan Parties secured by real property as permitted under Section 8.13(a) made during such period not to exceed $2,500,000 in the aggregate during the term of this Agreement and (b) Consolidated Lease Expense for such period minus (i) non-cash lease reserves for such period and (ii) deferred escalating minimum rent expensed during such plus (iii) any cash payments made during such period for any such non-cash expenses previously subtracted from Consolidated Fixed Charges.

“Consolidated Interest Expense” means, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (a) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

“Consolidated Lease Expense” means, for any period, the aggregate amount of fixed and contingent rental and operating lease expense payable by the Borrower and its Subsidiaries with respect to leases of real and personal property (excluding (x) Capital Lease Obligations and (y) those cash charges for lease termination costs in connection with the closing of any stores or units during the fiscal year ending June 3, 2014, in an aggregate amount not to exceed $2,500,000, that are added back to Consolidated EBITDA pursuant to clause (d)(vi) thereof) determined on a consolidated basis in accordance with GAAP for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets, (c) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary and (d) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person’s assets are acquired by the Borrower or any Subsidiary.

“Contractual Obligation” of any Person means any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control” means the power, directly or indirectly, either to (i) vote 5% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling”, “Controlled by”, and “under common Control with” have meanings correlative thereto.

“Debt Issuance” means the issuance by the Borrower or any Subsidiary of any Indebtedness other than Indebtedness permitted by Section 8.12.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.23(b), any Lender, as determined by the Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Default Interest” has the meaning set forth in Section 2.11(b).

“Deposit Account Control Agreements” means any deposit account control agreement by and among the Borrower or any Guarantor, the applicable depository bank and the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” means the sale, transfer, license, lease or other disposition of any property by the Borrower or any Subsidiary, but excluding any sale, lease, license, transfer or other disposition permitted by Section 8.5(d) or (e).

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Eligible Assets” means property that is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extension or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.4(b)(ii) and (iv) (subject to such consents, if any, as may be required under Section 11.4(b)(ii)).

“Employee Benefit Plans” means, collectively, Borrower’s Employee Stock Purchase Plan, the Morrison Incorporated Long Term Incentive Plan, the 1984 Morrison Incorporated Long Term Incentive Plan, the 1987 Stock Bonus and Non-Qualified Stock Option Plan, the 1989 Non-Qualified Stock Incentive Plan, the Ruby Tuesday, Inc.  1996 Stock Incentive Plan, the Ruby Tuesday, Inc. 1996 Non-Executive Stock Incentive Plan, the Ruby Tuesday, Inc.  Stock Incentive and Deferred Compensation Plan for Directors, the Ruby Tuesday, Inc.  Salary Deferral Plan, the Ruby Tuesday, Inc.  Deferred Compensation Plan and any salary deferral or deferred compensation plan of any Subsidiary or franchisee of Borrower pursuant to which the equity securities of Borrower or any Subsidiary are the subject of rights to acquire such equity securities, an investment option under such plan or a matching contribution under such plan; in each case as any such plan may be amended, modified or replaced by successor plan thereto.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”  means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall  mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the determination that a Plan is in “at risk status” as defined in Section 430(c) of the

 Code; (c) the filing pursuant to Section 412(c) of the Code or Section 303(d) of ERISA of an application for a “waived funding deficiency” with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Reserve Percentage” means the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D).  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D.  The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Event of Default” has the meaning provided in Article IX.

“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real or personal property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders, (b) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (c) the Equity Interests of any direct Foreign Subsidiary of a Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 6.13(a) and (d) any property which, subject to the terms of Section 8.7, is subject to a Lien of the type described in Section 8.1(c) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.8 hereof and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20) or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 2.18(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(e) and (d) any U.S. federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Revolving Credit Agreement, dated as of December 1, 2010, by and among the Borrower, the lenders party thereto and Bank of America as administrative agent, issuing bank and swingline lender, as amended and modified from time to time.

“Existing Letters of Credit” means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1(b) attached hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means that certain fee letter, dated October 3, 2013, executed by Bank of America and MLPF&S and accepted by the Borrower.

“Fiscal Quarter” means any fiscal quarter of the Borrower or the Consolidated Companies, as applicable.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Franchisee” means, collectively, a limited liability company or limited partnership in which the Borrower owns an equity interest pursuant to the Franchise Partner Program.

“Franchise Partner Program” means the optional financing and business structuring program offered by the Borrower to a limited number of qualified restaurant operators, such operators to be determined by the Borrower in its sole discretion, which provides such restaurant operators a business structure for organizing, owning and funding the establishment and operation of restaurants doing business under operating concepts owned by the Borrower.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of Guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor “) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposits in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (a) each Subsidiary Loan Party identified as a “Guarantor” on the signature pages hereto, (b) any Subsidiary that joins as a Guarantor pursuant to Section 6.10, 6.11 or 6.12, (c) with respect to (i) Obligations under any Hedging Agreement entered into with any Hedging Bank, (ii) Obligations under any Treasury Management Agreement entered into with a Treasury Management Bank, (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 3.1 and 3.8) under the Guaranty, the Borrower and (d) their respective successors and permitted assigns.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Article III.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values, in each case to which any Borrower or any Subsidiary is a party.

“Hedging Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Hedging Agreement with any Loan Party and (b) any Lender or Affiliate of a Lender that is party to a Hedging Agreement with any Loan Party in existence on the Closing Date, in each case to the extent permitted by Section 8.8.

“Indebtedness” of any Person means, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 9.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (x) Off-Balance Sheet Liabilities and (xi) all obligations under Hedging Agreements.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Period” means with respect to any Eurodollar Borrowing, a period of one, two, three or six months (in each case, subject to availability); provided, that:

(i)           the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii)           if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business

 Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(iii)           any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period ends; and

(iv)           no Interest Period may extend beyond the Revolving Commitment Termination Date.

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service.

“Investments” has the meaning set forth in Section 8.3.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Laws Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 6.10 executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 6.10, 6.11 or 6.12.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed or refinanced as a Loan on the Business Day of such drawing.

“LC Commitment” means that portion of the Aggregate Revolving Commitment Amount that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $25,000,000.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” means the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

“LC Exposure” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all unreimbursed drawings under Letters of Credit, including all LC Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule

 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.  The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

“Lenders” has the meaning assigned to such term in the opening paragraph of this Agreement.

“Letter of Credit” means (a) any letter of credit issued pursuant to Section 2.21 by Bank of America for the account of the Borrower pursuant to the LC Commitment and (b) any Existing Letter of Credit.

“LIBOR” means,

(a)           for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)           for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the London Interbank Offered Rate, at approximately 11:00 a.m., London time, determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that date;

provided, that, to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent.

“Lien” means any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan Documents” means, collectively, this Agreement, the Collateral Documents, the Revolving Credit Notes (if any), any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.22, the LC Documents, the Fee Letter, each Joinder Agreement, all Notices of Revolving Borrowing, all Notices of Conversion/Continuation and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan Parties” means the Borrower and the Guarantors.

“Loans” means all Revolving Loans in the aggregate or any of them, as the context shall require.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Regulations” means Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, properties or liabilities of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

“Material Domestic Subsidiary” means any Material Subsidiary that is a Domestic Subsidiary.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $10,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means (i) each Loan Party other than the Borrower, and (ii) each other Subsidiary of the Borrower, now existing or hereafter established or acquired, that at any time prior to the Revolving Commitment Termination Date, has or acquires total assets in excess of $5,000,000, or that accounted for or produced more than 5% of the Consolidated Net Income (Loss) of the Borrower on a consolidated basis during any of the three most recently completed fiscal years of the Borrower, or that is otherwise material to the operations or business of the Borrower or another Material Subsidiary.

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as a joint lead arranger and joint book manager.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Mortgaged Properties” means the real property of the Borrower or any Subsidiary set forth on Schedule 6.13(c) that is subject to a Mortgage for the benefit of the holders of the Obligations.

“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in the fee interest and/or leasehold interests of any Loan Party in the Mortgaged Properties.

“Multiemployer Plan” has the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means the aggregate cash or cash equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Debt Issuance or any sale, transfer or disposition conducted in accordance with Section 8.5(d), net of (a) reasonable direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or reasonably estimated to be payable as a result thereof and (c) in the case of any sale, transfer or disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary pursuant to any such Debt Issuance or sale, transfer or disposition.

“Notice of Conversion/Continuation” means the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.6(b) hereof.

“Notice of Revolving Borrowing” has the meaning as set forth in Section 2.3.

“Obligations” means all amounts owing by the Borrower to the Administrative Agent, the Issuing Bank or any Lender pursuant to or in connection with this Agreement and any other Loan Document, including without limitation, all principal, interest (including any interest or fees accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post filing or post petition interest or fees is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, all obligations arising under Hedging Agreements entered into with a Hedging Bank to the extent permitted hereunder, all obligations arising under Treasury Management Agreements entered into with Treasury Management Bank to the extent permitted hereunder and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof; provided, however, that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liabilities” of any Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any Sale and Leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person in accordance with GAAP.

“OSHA” means the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20).

“Participant” has the meaning set forth in Section 11.4(d).

“Participant Register” has the meaning specified in Section 11.4(d).

“Payment Office” means the office of the Administrative Agent for borrowings and paydowns as set forth in Section 11.1, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Acquisition” has the meaning set forth in Section 8.3(h).

“Permitted Encumbrances” means

(i)           Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(ii)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iii)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)           judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(vi)           encumbrances and other title defects reflected in the title insurance policies with respect to the Mortgaged Properties approved by the Administrative Agent in connection with the Mortgages; and

(vii)           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(i)           direct obligations of, or obligations the principal of and interest on which are unconditionally Guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii)           commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;

(iii)           certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or Guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(v)           mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

“Permitted Liens” means all Liens permitted under Section 8.1.

“Person” means any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means that certain pledge agreement dated as of the date hereof in favor of the Administrative Agent, for the benefit of the holders of the Obligations, executed by each of the Loan Parties and the Administrative Agent, as amended or modified from time to time.

“Pro Forma Basis” means, for purposes of calculating the financial covenants set forth in Article VII (including for purposes of determining the Applicable Margin), that any Disposition, Acquisition or Restricted Payment shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower was required to deliver financial statements pursuant to Section 6.1(a) or (b).  In connection with the foregoing, (a) with respect to any Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (b) with respect to any Acquisition, income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Rata Share” means with respect to any Lender at any time, with respect to such Lender’s Revolving Commitment at any time, the percentage of the Aggregate Revolving Commitment Amount represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.23; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the Issuing Bank to issue Letters of Credit have been terminated pursuant to Section 9.1 or if the Aggregate Revolving Commitments have expired, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 1.2 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property Security Documents” means with respect to the fee interest and/or leasehold interest of any Loan Party in any Mortgaged Property:

(a)           a fully executed and notarized Mortgage encumbering the fee interest and/or leasehold interest of such Loan Party in such Mortgaged Property;

(b)           ALTA mortgagee title insurance policies or commitments to issue such policies issued by a title insurance company acceptable to the Administrative Agent with respect to such Mortgaged Property, assuring the Administrative Agent that the Mortgage covering such Mortgaged Property creates a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance commitments or policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent;

(c)           evidence as to (i) whether such Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (ii) if such Mortgaged Property is a Flood Hazard Property, (A) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance of the Borrower and its Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Lenders;

(d)           an environmental assessment report as to such Mortgaged Property, in form and substance and from professional firms reasonably acceptable to the Administrative Agent;

(e)           a recent appraisal for such Mortgaged Property from a qualified appraiser in form and detail reasonably acceptable to the Administrative Agent; and

(f)           maps or plats of an as-built survey of the sites of such Mortgaged Property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (b) of this definition in a manner satisfactory to each of the Administrative Agent and such title insurance company, dated a date satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor;

(g)           an opinion of legal counsel to the Loan Party granting the Mortgage on such Mortgaged Property, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent.

“Recipient” means the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning provided in Section 11.4(c).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Lenders” means, at any time, (a) at such time as there are fewer than four Lenders hereunder, Lenders holding in the aggregate more than 75% of (i) the unfunded Commitments, the outstanding Loans and LC Exposure and participations therein or (ii) if the Commitments have been terminated, the outstanding Loans and LC Exposure and participations therein, (b) at such time as there are four to six Lenders hereunder, Lenders holding in the aggregate more than 66 2/3% of (i) the unfunded Commitments, the outstanding Loans and LC Exposure and participations therein or (ii) if the Commitments have been terminated, the outstanding Loans and LC Exposure and participations therein and (c) at such time as there are seven or more Lenders hereunder, Lenders holding in the aggregate more than 50% of (i) the unfunded Commitments, the outstanding Loans and LC Exposure and participations therein or (ii) if the Commitments have been terminated, the outstanding Loans and LC Exposure and participations therein.  The unfunded Commitments of, and the outstanding Loans and LC Exposure and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” for any Person means the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.

“Revolving Commitment” means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit (subject to the terms herein) in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule 1.2, or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed  pursuant to terms hereof.  Any reduction in the Aggregate Revolving Commitment Amount pursuant to Section 2.7 shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share.

“Revolving Commitment Termination Date” means the earlier of (i) December 3, 2017, or (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and such Lender’s LC Exposure.

“Revolving Credit Note” means a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s Revolving Commitment, in substantially the form of Exhibit 2.9.

“Revolving Loan” means a loan made by a Lender to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

“S&P” means Standard & Poor’s.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Borrower or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” means any international economic sanction administered or enforced by the United States government (including, without limitation, OFAC) the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to its principal functions.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit 9.2.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means that certain security agreement dated as of the date hereof in favor of the Administrative Agent, for the benefit of the holders of the Obligations, executed by each of the Loan Parties and the Administrative Agent, as amended or modified from time to time.

“Senior Notes Indenture” means that certain indenture dated as of May 14, 2012 by and among the Loan Parties and Wells Fargo Bank, National Association, as trustee.

“Senior Note Documents” means the Senior Notes Indenture, the Senior Notes and all other documents executed and delivered in connection with the Senior Notes Indenture and the Senior Notes.

“Senior Notes” means the “Notes” under and as defined in the Senior Notes Indenture.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” has the meaning set forth in Section 3.8.

“Subsidiary” means, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, are directly or indirectly owned, controlled (intentionally lowercase) or held by the parent.  Unless otherwise indicated, all references to “Subsidiary” hereunder means a Subsidiary of the Borrower.

“Subsidiary Loan Party” means any Material Domestic Subsidiary.

“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Synthetic Lease Obligations” means, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Traditional Franchisee” means, collectively, a franchisee of the Borrower that (i) is not a Franchisee and (ii) is not operating under the Franchise Partner Program.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

 “Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Loan Party and (b) any Lender or Affiliate of a Lender that is a party to a Treasury Management Agreement with any Loan Party in existence on the Closing Date.

“Type”, when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.18(e)(ii)(B).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

 Section 1.2      Classifications of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g.  a “Revolving Loan”) or by Type (e.g.  a “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g.

 “Revolving Eurodollar Loan”).  Borrowings also may be classified and referred to by Class (e.g.  “Revolving Borrowing”) or by Type (e.g.  “Eurodollar Borrowing”) or by Class and Type (e.g.  “Revolving Eurodollar Borrowing”).

Section 1.3       Accounting Terms and Determination.

(a)   Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower’s independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 6.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies  the Borrower that the Required Lenders wish to amend Article VII for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders; provided, further, that if the Borrower notifies the Administrative Agent that the Borrower wishes to change its fiscal year end in accordance with Section 8.10 and such change effects any covenant in Article VII, then the Borrower’s compliance with such covenant shall be determined on the basis of the fiscal year end in effect immediately before such requested change in fiscal year end became effective, until such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)           Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Article VII (including for purposes of determining the Applicable Margin) shall be made on a Pro Forma Basis.

Section 1.4       Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

Section 1.5       Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.6       Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.7       Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the calculation of rates in the definition of “LIBOR” or with respect to any comparable or successor rate thereto.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1       General Description of Facilities.

Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.21 and (iii) each Lender agrees to purchase a participation interest in the Letters of Credit pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of all outstanding Revolving Loans and outstanding LC Exposure exceed at any time the Aggregate Revolving Commitment Amount from time to time in effect.

Section 2.2       Revolving Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount.  During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

Section 2.3       Procedure for Revolving Borrowings.

The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Revolving Borrowing”) (x) prior to noon on the Business Day of the requested date of each Base Rate Borrowing and (y) prior to 2:00 p.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing.  Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period).  Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request.  The aggregate principal amount of each Eurodollar Borrowing shall be not less than $1,000,000 or a larger multiple of $500,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $200,000 or a larger multiple of $100,000; provided, that Base Rate Loans made pursuant to Section 2.21 may be made in lesser amounts as provided therein.  At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed eight.  Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

Section 2.4       Increase in Aggregate Revolving Commitments.

The Borrower may, at any time and from time to time (not to exceed three (3) increases in the aggregate during the term of this Agreement), upon prior written notice by the Borrower to the Administrative Agent increase the Aggregate Revolving Commitments (but not the LC Commitment) by a maximum aggregate amount of up to THIRTY-FIVE MILLION DOLLARS ($35,000,000) with additional Revolving Commitments from any existing Lender with a Revolving Commitment or new Revolving Commitments from any other Person selected by the Borrower and acceptable to the Administrative Agent and the Issuing Bank; provided that:

(A)           any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;

(B)           no Default or Event of Default shall exist and be continuing at the time of any such increase;

(C)           no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(D)           (1) any new Lender shall join this Agreement by executing such joinder documents required by the Administrative Agent and/or (2) any existing Lender electing to increase its Commitment shall have executed a commitment agreement satisfactory to the Administrative Agent;

(E)           as a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the date of such increase (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of the Borrower, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.4, the representations and warranties contained in Section 5.4 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1, and (y) no Default or Event of Default exists; and

(F)           as a condition precedent to such increase, the Arrangers shall have received reasonably satisfactory evidence that the appraised value of the Mortgaged Properties is at least twice the amount of the Aggregate Revolving Commitments (after giving effect to such increase).

At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  If the Aggregate Revolving Commitments are increased in accordance with this section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of such increase and the Increase Effective Date.

The Borrower shall prepay any Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 2.17) to the extent necessary to keep the outstanding Loans ratable with any revised Commitments arising from any nonratable increase in the Commitments under this Section.

Section 2.5       Funding of Borrowings.

(a)           Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office (or 3:00 p.m. in the case of Base Rate Borrowings).  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(b)           Unless the Administrative Agent shall have been notified by any Lender prior to 5 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is participating that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the greater of (i) the Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for up to two (2) days and thereafter at the rate specified for such Borrowing.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing.  Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)           All Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares.  No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.6       Interest Elections.

(a)           Each Borrowing initially shall be of the Type specified in the applicable Notice of Revolving Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Revolving Borrowing.  Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)           To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of Exhibit 2.6 hereto (a “Notice of Conversion/Continuation”) that is to be converted or continued, as the case may be, (x) prior to noon on the Business Day of the requested date of a conversion into a Base Rate Borrowing and (y) prior to 2:00 p.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing.  Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”.  If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month.  The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c)           If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing.  No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing.  No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

(d)           Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.7       Reduction and Termination of Commitments.

(a)           Unless previously terminated, all Revolving Commitments shall terminate on the Revolving Commitment Termination Date.

(b)           Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, however,  that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.7 shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the outstanding Revolving Credit Exposures of all Lenders.  Any such reduction in the Aggregate Revolving Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the LC Commitment.

Section 2.8       Repayment of Loans.

The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.

Section 2.9       Evidence of Indebtedness.

(a)           Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.  The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.6, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.6, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof.  The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure or delay of any Lender, the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)           At the request of any Lender at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender.

Section 2.10     Prepayments.

(a)           Voluntary Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, 12:00 noon not less than three (3) Business Days prior to any such prepayment and (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment.  Each such notice shall be irrevocable and shall specify the proposed date of such prepayment, the principal amount of each Borrowing or portion thereof to be prepaid and the Interest Period with respect thereto, in the case of any Eurodollar Borrowings. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment.  If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid; provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.17.  Each partial prepayment of any Revolving Loan that is a Eurodollar Loan shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000, and each partial prepayment of any Revolving Loan that is a Base Rate Loan shall be in a minimum amount of $200,000 and in integral multiples of $100,000.  Subject to Section 2.23, each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

(b)           Mandatory Prepayments of Loans.

(i)           Revolving Commitments.  If for any reason the Revolving Credit Exposure of all Lenders at any time exceeds the Aggregate Revolving Committed Amount then in effect, (i) the Borrower shall immediately prepay Revolving Loans and/or provide Cash Collateral for the LC Exposure in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to provide Cash Collateral for the LC Exposure pursuant to this Section 2.10(b)(i) unless after the prepayment in full of the Revolving Loans, the Revolving Credit Exposure of all Lenders at any time exceeds the Aggregate Revolving Committed Amount.

(ii)           Dispositions.  The Borrower shall prepay the Loans and/or provide Cash Collateral for the LC Exposure as hereinafter provided, in an aggregate amount equal to 100% of the Net Cash Proceeds of all sales, transfers and dispositions of property pursuant to Sections 8.5(d) or (e) to the extent that the aggregate of such Net Cash Proceeds pursuant to Section 8.5(d) exceeds $20,000,000 in the aggregate in any fiscal year and/or $50,000,000 in the aggregate during the term of this Agreement and the aggregate of such Net Cash Proceeds pursuant to Section 8.5(e) exceeds $75,000,000, to the extent such Net Cash Proceeds are not reinvested in Eligible Assets within 180 days of the date of such sale, transfer or disposition.  Any prepayment pursuant to this clause (ii) shall permanently reduce the Aggregate Revolving Commitment Amount on a dollar for dollar basis and shall be applied as set forth in clause (iv) below.

(iii)            Debt Issuances. Immediately upon receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or provide Cash Collateral for the LC Exposure as hereinafter provided, in an aggregate amount equal to 100% of such Net Cash Proceeds.  Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (iv) below.

(iv)           Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 2.10(b) shall be applied as follows:

(A)           with respect to all amounts prepaid pursuant to Section 2.10(b)(i) to Revolving Loans and (after all Revolving Loans have been repaid) to provide Cash Collateral for the LC Exposure; and

(B)           with respect to all amounts prepaid pursuant to Section 2.10(b)(ii) and Section 2.10(b)(iii) to Revolving Loans and (after all Revolving Loans have been repaid) to provide Cash Collateral for the LC Exposure.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.10(b) shall be subject to Section 2.17, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

Section 2.11     Interest on Loans.

(a)           The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, and the Borrower shall pay interest on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus the Applicable Margin in effect from time to time.

(b)           If an Event of Default has occurred or is continuing at the request of the Required Lenders, and at any time after acceleration of the Loans pursuant to the last paragraph of Section 9.1, the Borrower shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans, plus an additional 2% per annum.

(c)           Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof.  Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Commitment Termination Date.  Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months or 90 days, respectively, on each day which occurs every three months or 90 days, as the case may be, after the initial date of such Interest Period, and on the Revolving Commitment Termination Date.  Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof.  All Default Interest shall be payable on demand.

(d)           The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing).  Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.12     Fees.

(a)           The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent in the Fee Letter.

(b)           The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Margin (determined daily in accordance with Schedule 1.1(a)) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period; provided, that (A) no commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (B) any commitment fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender.  Accrued commitment fees shall be payable in arrears on the last Business Day of each calendar quarter and on the Revolving Commitment Termination Date, commencing on the first such date after the Closing Date; provided, further, however, that any commitment fees accruing after the Revolving Commitment Termination Date shall be payable on demand.  For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(c)           (i) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to such Lender’s participation in each Letter of Credit, which shall accrue at the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Revolving Commitment Termination Date); provided, however, any letter of credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Bank pursuant to Section 2.21 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.23(a)(iv), with the balance of such fee, if any, payable to the Issuing Bank for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5.  If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders while any Event of Default exists, all letter of credit fees shall accrue at the Default Rate.  Accrued letter of credit fees shall be due and payable quarterly in arrears on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the first Letter of Credit is issued, and ending on the Revolving Commitment Termination Date, and thereafter accrued letter of credit fees shall be payable on demand.

(ii)  The Borrower agrees to pay to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate set forth in the Fee Letter on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Accrued fronting fees shall be due and payable quarterly in arrears on the tenth day after the end of each calendar quarter in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit and ending on the Revolving Commitment Termination Date, and thereafter accrued fronting fees shall be payable on demand.

Section 2.13     Computation of Interest and Fees.

(a)           Other than calculations in respect of the Base Rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed).  Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

(b)           If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Adjusted Total Debt to EBITDAR Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Adjusted Total Debt to EBITDAR Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Bank, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Bank, as the case may be, under Section 2.11(b), 2.12(c) or 2.21(d), or under Article IX.  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments of all of the Lenders and the repayment of all other Obligations hereunder.

Section 2.14     Inability to Determine Interest Rates.

If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

(a)           the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

(b)           the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.  In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement.  In the event of a determination described in the preceding sentence with respect to the Adjusted LIBO Rate component of the Base Rate, the utilization of the Adjusted LIBO Rate component in determining the Base Rate shall be suspended until the Administrative Agent revokes such notice.  Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

Section 2.15     Illegality.

If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended.  In the case of the making of a Eurodollar Revolving Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date.  Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.16     Increased Costs.

(a)           If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)           impose on any Lender, the Issuing Bank or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein; or

(iii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender or Issuing Bank on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender or Issuing Bank, within ten (10) days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital (or on the capital of such Lender’s or Issuing Bank’s parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender’s or Issuing Bank’s parent corporation could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies or the policies of such Lender’s or Issuing Bank’s parent corporation with respect to capital adequacy) then, from time to time, within ten (10) days after receipt by the Borrower of written demand by such Lender or Issuing Bank (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender or Issuing Bank, as applicable, such additional amounts as will compensate such Lender or the Issuing Bank or such Lender’s or Issuing Bank’s parent corporation for any such reduction suffered.

(c)           A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender’s or Issuing Bank’s parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.  The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within ten (10) days after receipt thereof.

(d)           Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation.

Section 2.17     Funding Indemnity.

In the event of (a) the payment or prepayment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date or in the amount specified in any applicable notice (regardless of whether such notice is withdrawn or revoked) or (d) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.20(b) then, in any such event, the Borrower shall compensate each Lender, within ten (10) days after written demand from such Lender, for any loss, cost or expense attributable to such event.  A certificate as to any additional amount payable under this Section 2.17 submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.18     Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)           Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)           If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)           If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Tax Indemnifications.  (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.  Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the Issuing Bank for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 2.18(c)(ii) below.

(ii)           Each Lender and the Issuing Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the Issuing Bank (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.4(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the Issuing Bank, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)           Evidence of Payments.  Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 2.18, each Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)           any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)           executed originals of Internal Revenue Service Form W-8ECI,

(III)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.18-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.18-2 or Exhibit 2.18-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.18-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)           Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.18 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)           Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.18, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)           Defined Terms.  For purposes of this Section 2.18, the term “Lender” includes any Issuing Bank, and the term “applicable law” includes FATCA.

(h)           Survival.  Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 2.19     Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to 12:00 noon, on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17 and 2.18 and 10.3 may be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of (i) the Lenders to each Lender in accordance with its Pro Rata Share (or other applicable share as provided herein) and (ii) any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements, then due to such parties.

(c)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.22 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LC Exposure to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.19(d), 2.21(d), or 11.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.20     Mitigation of Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.16, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the Issuing Bank or any Governmental Authority for the account of any Lender or the Issuing Bank pursuant to Section 2.18,  then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.16 or Section 2.18, as the case may be,  in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous  to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.

(b)           If any Lender requests compensation under Section 2.16, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the Issuing Bank or any Governmental Authority for the account of any Lender or the Issuing Bank pursuant to Section 2.18, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole  expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 11.4(b)) all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.4(b), (iii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iv) such assignment does not conflict with applicable Laws and (v) in the case of a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in future claims for such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.21     Letters of Credit.

(a)           (i) On any Business Day during the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to this Section 2.21, agrees to issue, at the request of the Borrower, standby Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, however, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any extension thereof, one year after such extension) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date and (ii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment, (B) the aggregate LC Exposure, plus the aggregate outstanding Revolving Loans would exceed the Aggregate Revolving Commitment Amount or (C) the aggregate outstanding amount of the Revolving Loans of any Lender plus such Lender’s Pro Rata Share of the outstanding amount of all LC Exposure would exceed such Lender’s Revolving Commitment.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the Letter of Credit so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain

Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)  The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:  (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank (provided, however, the Issuing Bank agrees that it will not adopt policies for the sole purpose of preventing the issuance of Letters of Credit hereunder); (C) except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is in an initial stated amount less than $500,000.00; (D) such Letter of Credit is to be denominated in a currency other than Dollars; or (E) any Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.23(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Exposure as to which the Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.  The Issuing Bank shall not amend any Letter of Credit if the Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.  The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.  The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and LC Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank.

(iii)  Upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.  Furthermore, each Lender acknowledges and confirms that it has a participation interest in the liability of the Issuing Bank under the Existing Letters of Credit equal to such Lender’s Pro Rata Share of the Revolving Loans.  The Borrower’s reimbursement obligations in respect of the Existing Letters of Credit, and each Lender’s obligations in connection therewith, shall be governed by the terms of this Agreement.  Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

(b)           To request the issuance of a Letter of Credit (or any amendment or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice signed by a Responsible Officer of the Borrower by 11:00 a.m. at least three (3) Business Days prior to the requested date of such issuance (or such later date and time as the

 Administrative Agent and the Issuing Bank may agree in a particular instance in their sole discretion) the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended or extended as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit.  In addition to the satisfaction of the conditions in Article IV, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, however,  that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c)           At least two Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof.  Unless the Issuing Bank has received notice from any Lender, any Loan Party or the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.21(a) or that one or more conditions specified in Article IV are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit or enter into the applicable amendment, as the case may be, in accordance with the Issuing Bank’s usual and customary business practices.

(d)           The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof.  The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement.  The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind.  Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m.  on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that the conditions precedent set forth in Section 4.2 (other than delivery of a Notice of Revolving Borrowing) shall be applicable and provided, further that, after giving effect to such Borrowing, the aggregate LC Exposure (plus the aggregate outstanding Revolving Loans of all Lenders) shall not exceed the Aggregate Revolving Commitment Amount.  The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available (and the Administrative Agent may apply Cash Collateral for such purpose) to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.5.  The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.  Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 2.21(d) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(e)           If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then the Administrative Agent shall promptly notify the Lenders of such unreimbursed LC Disbursement, and each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred.  If the Borrower shall fail to reimburse the Issuing Bank as provided above for a LC Disbursement, the unreimbursed amount shall bear interest at a rate equal to the Base Rate plus the Applicable Margin plus an additional 2% per annum, it being understood and agreed that such interest shall be for the account of each Lender on a pro forma basis after its funding of its participation of such unreimbursed LC Disbursement as provided below.  Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or  any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Base Rate Loans pursuant to Section 2.21(d) is subject to the conditions set forth in Section 4.2 (other than delivery by the Borrower of a Notice of Revolving Borrowing).  No such funding by a Lender of its Pro Rate Share of any LC Disbursement shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.  On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank.  Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof (including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided however, if any such payment received by the Administrative Agent for the account of the Issuing Bank is required to be returned under any of the circumstances described in Section 11.13 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)           To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraphs (d) and (e) of this Section 2.21 on the due date therefor then, without limiting the other provisions of this Agreement, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Issuing Bank in accordance with banking industry rules on interbank compensation.  A certificate of the Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.21(f) shall be conclusive absent manifest error.

(g)           The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

(i)           Any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document;

(ii)           The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii)           Any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)           Any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)           Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, defense available to, or provide a right of setoff against, the Borrower or any Subsidiary; or

(vi)           The existence of a Default or an Event of Default.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Issuing Bank.  The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LC Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  Neither the Administrative Agent, the Issuing Bank, the Lenders nor any correspondent, participant or assignee of the Issuing Bank nor any Related Party of any of the foregoing shall have any liability or responsibility for any of the matters described in clauses (i) through (v) of Section 2.21(g) or by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence  arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or exemplary damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(h)           Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of ISP shall apply to each standby Letter of Credit and shall, as to matters not governed by the ISP, be governed by and construed in accordance with the laws of the State of Georgia so long as the Borrower has requested that Georgia law be applicable in such circumstances in the letter of credit application executed by the Borrower in connection with such Letter of Credit.

Section 2.22     Cash Collateral.

(a)           Certain Credit Support Events.  Upon the request of the Administrative Agent or the Issuing Bank, as the case may be, (i) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LC Borrowing or (ii) if, five (5) Business Days prior to the Revolving Commitment Termination Date, any LC Exposure for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all LC Exposure.  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the Issuing Bank, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)           Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders  and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash

Collateral may be applied pursuant to Section 2.22(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.22 or Sections 2.10, 2.21, 2.23 or 8.2 in respect of Letters of Credit shall be held and applied in satisfaction of the specific LC Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided herein.

(d)           Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.22 may be otherwise applied in accordance with Section 9.2) and (y) the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.23     Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)           Waivers and Amendment.  The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.2.

(ii)           Reallocation of Payments.  Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Bank hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Bank, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans, LC Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans, LC Borrowings were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and LC Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.23(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees.  The Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 2.12(b) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive letter of credit fees as provided in Section 2.12(c).

(iv)           Reallocation of Pro Rata Shares to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Sections 2.21 and Article III, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (x) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (y) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender.

(b)           Defaulting Lender Cure.  If the Borrower, the Administrative Agent and the Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.23(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III

THE GUARANTY

Section 3.1       The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Hedging Bank, each Treasury Management Bank and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of all Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Hedging Agreements entered into with a Hedging Bank or Treasury Management Agreement entered into with a Treasury Management Bank (i) the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law and (ii) the Obligation of a Guarantor that are guaranteed under this Guaranty shall exclude any Excluded Swap Obligations with respect to such Guarantor.

Section 3.2       Obligations Unconditional.

The obligations of the Guarantors under Section 3.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Hedging Agreements entered into with a Hedging Bank or Treasury Management Agreement entered into with a Treasury Management Bank, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.1 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article III until such time as the Obligations have been paid in full and the Commitments have expired or terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)           at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of any of the Loan Documents, any Hedging Agreement entered into with a Hedging Bank, or any Treasury Management Agreement entered into with a Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Hedging Agreements entered into with a Hedging Bank or such Treasury Management Agreements entered into with a Treasury Management Bank shall be done or omitted;

(c)           the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Hedging Agreement entered into with a Hedging Bank or any Treasury Management Agreement entered into with a Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Hedging Agreements entered into with a Hedging Bank or such Treasury Management Agreements entered into with a Treasury Management Bank shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)           any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e)           any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Hedging Agreement entered into with a Hedging Bank or any Treasury Management Agreement entered into with a Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Hedging Agreements entered into with a Hedging Bank or such Treasury Management Agreements entered into with a Treasury Management Bank, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 3.3       Reinstatement.

The obligations of the Guarantors under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of external counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 3.4       Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 3.2 and through the exercise of rights of contribution pursuant to Section 3.6.

Section 3.5       Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 3.1.  The Guarantors acknowledge and agree that their obligations hereunder are secured to the extent and in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

Section 3.6       Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

Section 3.7       Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article III is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

Section 3.8       Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article III by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article III voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each applicable Loan Party under this Section shall remain in full force and effect until such time as the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full and the Commitments have expired or terminated. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE IV

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 4.1       Conditions To Effectiveness.

The obligations of the Lenders to make initial Loans hereunder, the obligation of the Issuing Bank to issue any initial Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.2):

(a)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or any Arranger.

(b)           The Administrative Agent (or its counsel) shall have received (i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) if requested by any Lender, the duly executed Revolving Credit Notes payable to such Lender and (iii) the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party;

(c)	The Administrative Agent (or its counsel) shall have received:

(i)           a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party; and

(ii)           certified copies of the articles of incorporation or other charter documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or formation of such Loan Party.

(d)           The Administrative Agent (or its counsel) shall have received a favorable written opinion of Hunton & Williams, LLP, counsel to the Loan Parties, and Scarlett May, General Counsel of the Borrower, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

(e)           Receipt by the Administrative Agent of the following:

(i)           searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii)           UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii)           all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto;

(iv)           searches of ownership of, and Liens on, intellectual property of each Loan Party in the appropriate governmental offices; and

(v)           duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Loan Parties.

(f)           Receipt by the Administrative Agent of (i) Real Property Security Documents (other than to the extent permitted to be delivered after the Closing Date under Section 6.15) with respect to the fee interest of any Loan Party in the Mortgaged Properties identified on Schedule 6.13(c) and (ii) evidence reasonably satisfactory to the Administrative Agent and the Arrangers that the appraised value of such Mortgaged Properties is at least $100,000,000.

(g)           Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of hazard insurance) on behalf of the Lenders.

(h)           The Administrative Agent (or its counsel) shall have received a certificate, dated the Closing Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.2;

(i)             Receipt by the Administrative Agent of Deposit Account Control Agreements for each of the Borrower’s and each Guarantor’s deposit accounts other than those deposit accounts identified on Schedule 6.14;

(j)            Receipt by the Administrative Agent of duly executed Notices of Revolving Borrowing, if applicable;

(k)           Receipt by the Administrative Agent of certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

(l)           Receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that the Existing Credit Agreement has been terminated and all interest, fees and principal accrued thereunder through the Closing Date will be paid in full from the initial Revolving Loans under this Agreement; and

(m)         Receipt by the Administrative Agent of all other documents and information as the Administrative Agent reasonably requests.

Without limiting the generality of the provisions of Section 10.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2       Each Credit Event.

The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

(a)           at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist or would result;

(b)           all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto or, if such representations and warranties relate solely to an earlier date, were true and correct as of such earlier date; and

(c)           the Administrative Agent shall have received such other documents,  certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 4.2.

Section 4.3       Delivery of Documents.

All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article IV, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Revolving Credit Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and each Lender as follows:

Section 5.1       Existence; Power.

The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 5.2       Organizational Power; Authorization.

The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder action.  This Agreement has been duly executed and delivered by each Loan Party, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against the Borrower or such Loan Party (as the case may be) in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 5.3       Governmental Approvals; No Conflicts.

The execution, delivery and performance by each Loan Party of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except (i) those as have been obtained or made and are in full force and effect and (ii) filings to perfect the Liens created by the Collateral Documents, (b) will not violate any applicable law, rule or regulation or the charter, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents or Permitted Liens.

Section 5.4       Financial Statements.

The Borrower has furnished to each Lender the audited consolidated balance sheet of the Borrower and its Subsidiaries as of June 4, 2013 and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year then ended audited by KPMG L.L.P.  Such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied.  Since June 4, 2013, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

Section 5.5       Litigation and Environmental Matters.

(a)           No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability against the Borrower or any Loan Party of this Agreement or any other Loan Document.

(b)           Neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except for any failure or Environmental Liability that would not have a Material Adverse Effect.

Section 5.6       Compliance with Laws and Agreements.

The Borrower and each Subsidiary is in compliance with (a) all applicable laws, rules, regulations, judgments, orders and rulings of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except in either case where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.7       Investment Company Act, Etc.

Neither the Borrower nor any of its Subsidiaries is (a) an “investment company”, or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

Section 5.8       Taxes.

The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except  (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.  As of the Closing Date, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 5.9       Margin Regulations.

None of the proceeds of any of the Loans or Letters of Credit will be used for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations.

Section 5.10     ERISA.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

Section 5.11     Ownership of Property; Insurance.

(a)           As of the Closing Date, each of the Borrower and its Subsidiaries has good title to, or valid leasehold or other appropriate legal interests in, all of its real and personal property material to the operation of its business free and clear of any Liens except Permitted Liens.

(b)           Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights, franchises, licenses, and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

(c)           The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.

(d)           The Borrower and its Subsidiaries maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

Section 5.12     Disclosure.

The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the other reports (including without limitation all reports that the Borrower is required to file with the SEC), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender or anyone on their behalf in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

Section 5.13     Labor Relations.

There are no strikes, lockouts or other material labor disputes, or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower’s knowledge, threatened against any of them before any Governmental Authority.  All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.14     Subsidiaries; Equity Interests.

As of the Closing Date, Schedule 5.14 sets forth the name of each Subsidiary and identifies each Material Subsidiary, together with (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.  The outstanding Equity Interests of each Subsidiary of any Loan Party are validly issued, fully paid and non-assessable.

Section 5.15      Solvency.

The Borrower and its Subsidiaries are Solvent on a consolidated basis.

Section 5.16      Senior Indebtedness.

The Obligations rank at least pari passu in right of payment with all obligations of the Loan Parties under the Senior Note Documents.  The Indebtedness under the Senior Note Documents is unsecured Indebtedness and does not contain any covenants or defaults, taken as a whole, that are materially more restrictive than those contained in this Agreement.

Section 5.17     Perfection of Security Interests.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

Section 5.18     OFAC.

Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is the Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

Section 6.1     Financial Statements and Other Information.

The Borrower will deliver to the Administrative Agent and each Lender:

(a)           as soon as available and in any event upon the earlier of the date that is 90 days after the end of each fiscal year of Borrower and the date that is 2 days after such information is filed with the SEC, a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by KPMG L.L.P. or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation  and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)           as soon as available and in any event upon the earlier of the date that is 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and the date that is 2 days after such information is filed with the SEC, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower’s previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)           concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or treasurer, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VII, (iii) setting forth whether the Borrower is in compliance with Section 6.11 and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower’s most recent audited financial statements referred to in Section 5.4 or which have been previously delivered hereunder and, if any change has occurred, specifying the effect  of such change on the financial statements accompanying such certificate;

(d)           as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal month and the related unaudited consolidated statements of income of the Borrower and its Subsidiaries for such fiscal month and the then elapsed portion of such fiscal year and unaudited consolidated statements of cash flows for the then elapsed portion of such fiscal year, all certified by the chief financial officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal quarterly and year-end adjustments and the absence of footnotes;

(e)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the SEC, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

(f)           promptly following any request therefor, such other information regarding the results of operations, business affairs and  financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request;

(g)           concurrently with the financial statement referred to in clause (a) above, beginning with the fiscal year ending June 3, 2014 (i) financial projections for the Borrower and its Subsidiaries containing pro forma income statement, balance sheet and cash flow statement for each quarter of the next fiscal year and (ii) an updated corporate chart for the Borrower and its Subsidiaries; and

(h)           commencing with the Borrower’s first fiscal quarter for which the Borrower is required, and continuing for so long as the Borrower is required, pursuant to FASB Accounting Standards of Codification No. 810, as amended (“ASC 810”), or any other authoritative accounting guidance (collectively, “Authoritative Guidance”), to consolidate its Franchisees or any other less than 100% owned entity not previously required, under GAAP as in effect on the Closing Date, to be so consolidated (collectively, the “Consolidated Entities”), each set of financial statements delivered pursuant to paragraphs (a) and (b) above shall be accompanied by unaudited financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) covering each of the following:

(i)           the Borrower and its Subsidiaries on a consolidated basis, before giving effect to any consolidation of the Consolidated Entities;

(ii)          the Consolidated Entities on a consolidated basis; and

(iii)         consolidating statements reflecting eliminations or adjustments required in order to reconcile the consolidated statements referred to in subclauses (i) and (ii) above with the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above, setting forth in each case (commencing, in the case of the consolidation of any Consolidated Entity pursuant to Authoritative Guidance, with the Borrower’s fiscal quarter that is four fiscal quarters following such consolidation) in comparative form the figures for the corresponding periods in the previous fiscal year.

Documents required to be delivered pursuant to Section 6.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 11.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or MLPF&S will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, MLPF&S, the Issuing Bank and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and MLPF&S shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

 Section 6.2      Notices of Material Events.

The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           the occurrence of any Default or Event of Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval  required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental

Liability, and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d)           the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

(e)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

 Section 6.3      Existence; Conduct of Business.

The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, however, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.2.

Section 6.4       Compliance with Laws, Etc.

The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

 Section 6.5      Payment of Obligations.

The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (i) (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to make payment thereof, when aggregated with all other such unpaid obligations and liabilities, could not reasonably be expected to result in a Material Adverse Effect or (iii) the failure to make payment thereof could not result in a statutory Lien.

Section 6.6       Books and Records.

The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

Section 6.7       Visitation, Inspection, Etc.

The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided, however, if an Event of Default has occurred and is continuing, no prior notice shall be required.

Section 6.8       Maintenance of Properties; Insurance.

The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain good and marketable title to all property subject to no Liens except Permitted Liens and keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, (c) without limiting the foregoing, (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area and (d) cause the Administrative Agent and its successors and/or assigns to be named as lender’s loss payee or mortgagee as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled.

Section 6.9       Use of Proceeds and Letters of Credit.

The Borrower will use the proceeds of all Loans to refinance Indebtedness under the Existing Credit Agreement on the Closing Date, and, thereafter, to fund future permitted acquisitions, to finance working capital needs, to finance capital expenditures and for other general and/or lawful corporate purposes of the Borrower and its Subsidiaries, including share repurchases permitted hereunder.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.  All Letters of Credit will be used for general corporate purposes.

Section 6.10     Additional Subsidiaries.

If any additional Material Domestic Subsidiary is acquired or formed after the Closing Date or any Subsidiary becomes a Material Domestic Subsidiary after the Closing Date, the Borrower will, within thirty (30) days after such Material Domestic Subsidiary is acquired or formed or such Subsidiary becomes a Material Domestic Subsidiary, notify the Administrative Agent and the Lenders thereof and will (A) cause such Material Domestic Subsidiary become a Guarantor by executing and delivering to the

Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (B) cause such Material Domestic Subsidiary to deliver simultaneously therewith similar documents applicable to such Material Domestic Subsidiary required under Section 4.1 as reasonably requested by the Administrative Agent, a supplement to each of the Pledge Agreement and the Security Agreement, documents of the types referred to in Sections 4.1(c) and (e), and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A) and (B)), all in form and substance reasonably satisfactory to the Administrative Agent.

Section 6.11     Additional Guaranties.

If at the end of any Fiscal Quarter of the Borrower:

(a)           the total assets of Subsidiaries that are not Guarantors constitute more than five percent (5%) of the total assets of the Consolidated Companies, or

(b)           the Consolidated Net Income of Subsidiaries that are not Guarantors constitute more than five percent (5%) of the Consolidated Net Income of the Consolidated Companies,

then the Borrower shall (i) notify the Administrative Agent thereof in the certificate delivered pursuant to Section 6.1(c) for such fiscal quarter and (ii) within 15 days thereafter, (A) cause the appropriate number of Subsidiaries to become Guarantors (by executing and delivering to the  Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose) and (B) cause such Subsidiary to deliver simultaneously therewith similar documents required under Section 4.1 as reasonably requested by the Administrative Agent, a supplement to each of the Pledge Agreement and the Security Agreement, documents of the types referred to in Sections 4.1(c) and (e), and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A) and (B)), all in form and substance reasonably satisfactory to the Administrative Agent.

Section 6.12     Additional Guarantors.

Notwithstanding the provisions of Section 6.10, if at any time any Domestic Subsidiary that is not a Guarantor provides a guarantee of any Person’s obligations with respect to the Senior Note Documents, then promptly (and in any event within five (5) days), the Borrower will cause such Domestic Subsidiary to (A) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (B) deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary required under Section 4.1 as reasonably requested by the Administrative Agent, a supplement to each of the Pledge Agreement and the Security Agreement, documents of the types referred to in Sections 4.1(c) and (e), and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A) and (B)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

Section 6.13     Pledged Assets.

(a)           Equity Interests.  The Borrower will cause (a) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than the Equity Interests of the Subsidiaries specifically described on Schedule 6.13(a), in each case, solely for so long as any Lien on such Equity Interests existing on the Closing Date remains in effect; provided that in the event of the termination or release of any such Lien, the applicable Loan Party promptly shall cause such Equity Interests to be subject to a security interest in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to the terms of the Pledge Agreement) owned by the Borrower or any other Loan Party and (b) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in each Foreign Subsidiary directly owned by a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)           Personal Property.  Cause all personal property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall request (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, landlord’s waivers and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)           Real Property.  Cause the Mortgaged Properties to be subject at all times to first priority, valid and title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation and take such other actions as the Administrative Agent may request from time to time to maintain such Liens and their priority.

Section 6.14     Deposit Account Control Agreements.

Maintain cash in deposit accounts for which the Administrative Agent has received Deposit Account Control Agreements; provided, that, the Borrower shall have thirty (30) days (or such longer period as the Administrative Agent may agree in its sole discretion) following the Closing Date to close the deposit accounts identified on Schedule 6.14 or provide Deposit Account Control Agreements for such deposit accounts; provided, further, that all cash held in any deposit account that is closed pursuant to the above proviso shall be moved to a deposit account for which the Administrative Agent has received a Deposit Account Control Agreement.

Section 6.15     Post-Closing Requirements.

Within thirty (30) days following the Closing Date, provide to the Administrative Agent (a) an environmental assessment report as to each Mortgaged Property, in form and substance and from professional firms reasonably acceptable to the Administrative Agent and (b) maps or plats of an as-built survey of the sites of each Mortgaged Property certified to the Administrative Agent and the title insurance company issuing the ALTA mortgagee title insurance policies in a manner reasonably satisfactory to each of the Administrative Agent and such title insurance company, dated a date reasonably satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor.

ARTICLE VII

FINANCIAL COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

 Section 7.1    Minimum Consolidated Fixed Charge Coverage Ratio.

The Consolidated Companies will maintain, as of the last day of each Fiscal Quarter, a Consolidated Fixed Charge Coverage Ratio of not less than the ratio set forth below for such Fiscal Quarter:

Fiscal Quarter Ending on or about:	Minimum Consolidated Fixed Charge Coverage Ratio
December 3, 2013	1.50:1.00
March 4, 2014	1.40:1.00
June 3, 2014	1.30:1.00
September 2, 2014	1.30:1.00
December 2, 2014	1.35:1.00
March 3, 2015	1.35:1.00
June 2, 2015	1.40:1.00
September 1, 2015	1.45:1.00
December 1, 2015	1.50:1.00
March 1, 2016	1.55:1.00
May 31, 2016	1.60:1.00
August 30, 2016	1.60:1.00
November 29, 2016	1.65:1.00
February 28, 2017	1.65:1.00
June 6, 2017	1.70:1.00

Section 7.2     Maximum Adjusted Total Debt to EBITDAR Ratio.

The Consolidated Companies will maintain, as of the last day of each Fiscal Quarter, an Adjusted Total Debt to EBITDAR Ratio of not greater than the ratio set forth below for such Fiscal Quarter:

Fiscal Quarter Ending on or about:	Maximum Adjusted Total Debt to EBITDAR Ratio
December 3, 2013	4.50:1.00
March 4, 2014	4.75:1.00
June 3, 2014	5.00:1.00
September 2, 2014	5.00:1.00
December 2, 2014	4.85:1.00
March 3, 2015	4.85:1.00

June 2, 2015	4.75:1.00
September 1, 2015	4.75:1.00
December 1, 2015	4.50:1.00
March 1, 2016	4.50:1.00
May 31, 2016	4.40:1.00
August 30, 2016	4.40:1.00
November 29, 2016	4.30:1.00
February 28, 2017	4.30:1.00
June 6, 2017	4.25:1.00

Section 7.3      Capital Expenditures.

 The Consolidated Companies will not make Capital Expenditures in excess of (a) $40,000,000 in each of the fiscal years ending June 3, 2014 and June 2, 2015 and (b) $45,000,000 in any fiscal year thereafter.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

Section 8.1     Negative Pledge.

The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

(a)           Permitted Encumbrances;

(b)           any Liens on any property or assets of the Borrower or any Subsidiary existing on the Closing Date and set forth on Schedule 8.1; provided that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

(c)           Liens securing Indebtedness permitted under Section 8.12(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(d)           Liens securing Indebtedness permitted by Section 8.12(e) assumed by the Borrower or any Subsidiary in connection with a Permitted Acquisition; provided that such Lien shall only apply to such property acquired pursuant to such Permitted Acquisition.

(e)           extensions, renewals, or replacements of any Lien referred to in paragraphs (a) and (b) of this Section; provided, however, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

(f)           any Liens on Cash Collateral in favor of the Administrative Agent as contemplated by the terms hereof; and

(g)           Liens in favor of the Administrative Agent to secure the Obligations.

Section 8.2     Fundamental Changes.

(a)           Except as permitted in Section 8.5, the Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, however,  that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, however,  that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party and (iv) any Subsidiary may liquidate or dissolve into a Subsidiary Loan Party or into the Borrower if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, however, that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.3.

(b)           The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

Section 8.3     Investments, Loans, Etc.

The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

(a)           Investments (other than Permitted Investments) existing on the Closing Date and set forth on Schedule 8.3 (including Investments in Subsidiaries);

(b)           Permitted Investments;

(c)           Guarantees of Indebtedness in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding;

(d)           Investments made by any Loan Party in or to any other Loan Party;

(e)           loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses;

(f)           Hedging Agreements permitted by Section 8.8;

(g)           Investments received in settlement of Indebtedness created in the ordinary course of business;

(h)           Acquisitions by any Loan Party meeting the following requirements (each such Acquisition constituting a “Permitted Acquisition”):

(i)           as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representations and warranties contained herein shall be true both before and after giving effect to such Acquisition;

(ii)           such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

(iii)           the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the Closing Date;

(iv)           as of the date of consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained;

(v)           the Borrower shall have delivered to the Administrative Agent not less than five (5) days prior to the consummation of such Acquisition a pro forma compliance certificate demonstrating that the Adjusted Total Debt to EBITDAR Ratio on a Pro Forma Basis (after giving effect to such Acquisition) is less than 3.75:1.00; and

(vi)           the Borrower has at least $25,000,000 of availability under the Aggregate Revolving Commitments after giving effect to such Acquisition.

(i)           Investments in Equity Interests of the Borrower to the extent permitted under Section 8.4;

(j)           Investments in joint ventures not to exceed $10,000,000 in the aggregate at any one time outstanding.

Investments under Section 8.3 shall not be permitted if, before or after giving effect to the making of such Investment, a Default or an Event of Default has occurred and is continuing.

Section 8.4     Restricted Payments.

The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a)           each Subsidiary may make Restricted Payments to the Borrower or any Guarantor; and

(b)           the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person; and

(c)           the Borrower may pay cash dividends on, and make cash redemptions of, the Equity Interests of the Borrower; provided, that (i) no Default or Event of Default shall have occurred and be continuing before or after giving effect to the payment of such dividend or redemption, (ii) the Adjusted Total Debt to EBITDAR Ratio on a Pro Forma Basis after giving effect to the payment of any such dividend or redemption is less than 3.75:1.00 and (iii) the Borrower does not have any Loans or other amounts outstanding hereunder after giving effect to the payment of such dividend or redemption.

Section 8.5      Sale of Assets.

The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s common stock to any Person other than the Borrower or any wholly owned Subsidiary of the Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:

(a)           the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations, disposed of in the ordinary course of business;

(b)           the sale of inventory and Permitted Investments in the ordinary course of business;

(c)           the sale, lease or transfer of assets of any Subsidiary to the Borrower or any other Loan Party; provided, that if the sale, lease or transfer of assets is made by a Subsidiary that is not a Loan Party, such sale, lease or transfer must not be for consideration that exceeds the fair market value of the assets sold, leased or transferred;

(d)           the sale of any assets pertaining to Ruby Tuesday units pursuant to the Borrower’s Traditional Franchisee program and/or Franchise Partner Program, provided that the aggregate book value of the units sold pursuant to this Section 8.5(d) subsequent to the Closing Date shall not exceed $20,000,000 in the aggregate in any fiscal year and/or $50,000,000 in the aggregate during the term of this Agreement; provided, however, that no Default or Event of Default has occurred and is continuing or would occur as a result of such transaction; and

(e)           sales of assets pursuant to Sale and Leaseback Transactions with an aggregate book value, when aggregated with all other such sales since the Closing Date pursuant to Sale and Leaseback Transactions, not exceeding $75,000,000 on the date of such transfer; provided, that (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such transaction and (ii) in the case of a Sale and Leaseback Transaction in excess of $5,000,000, the Borrower shall be in compliance on a Pro Forma Basis after giving effect to such Sale and Leaseback Transaction with the financial covenants in Article VII.

Section 8.6      Transactions with Affiliates.

The Borrower will not, and will not permit any of its Subsidiaries to enter into or permit to exist any transaction of any kind with any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliates and (c) any Restricted Payment permitted by Section 8.4.

 Section 8.7     Restrictive Agreements.

The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets, revenues or properties, whether now owned or hereafter acquired, (b) the ability of the Borrower or any Subsidiary to guarantee the Obligations or otherwise be a Loan Party pursuant to the Loan Documents or (c) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, however,  that (i) the foregoing shall not apply to restrictions or conditions set forth in Schedule 8.7 or restrictions or conditions imposed by law or by this Agreement or any other Loan Document or the Senior Note Documents, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder and (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted hereby if such restrictions and conditions apply only to the property or assets securing such Indebtedness.

Section 8.8      Hedging Agreements.

The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.  Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

 Section 8.9     Amendment to Material Documents.

The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Borrower’s or Subsidiary’s duties or the Lenders’ rights under this Agreement under (a) its certificate of incorporation, bylaws or other organizational documents or (b) any contract, agreement, document, or instrument to which the Borrower or Subsidiary is a party.

Section 8.10     Accounting Changes.

The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or approved by the Borrower’s independent accountants, or change the fiscal year of the Borrower or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower and except that Borrower or any Subsidiary may, upon 30 days prior written notice to the Administrative Agent, change its fiscal year end to the Tuesday closest to any calendar quarter end.

Section 8.11     ERISA.

The Borrower will not, and will not permit any Subsidiary to engage in any transaction in connection with which the Borrower or such Subsidiary could reasonably be expected to be subject to a civil penalty assessed pursuant to ERISA which would have a Material Adverse Effect on the Borrower or such Subsidiary.

Section 8.12     Indebtedness.

The Borrower will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness, except:

(a)           Indebtedness under the Loan Documents;

(b)           (i) unsecured Indebtedness of the Borrower and the Guarantors under the Senior Note Documents, in an aggregate principal amount not to exceed $350,000,000 and (ii) refinancings thereof; provided that the terms of any such refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of the Indebtedness under the Senior Note Documents shall not be increased above the principal amount thereof outstanding immediately prior to such refinancing (other than to pay reasonable fees, premiums, costs and expenses incurred in connection with such refinancing), and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such refinancing, provided still further that the final maturity and the average life of such refinancing Indebtedness shall not end earlier than the final maturity and the average life of the Indebtedness under the Senior Note Documents and provided still further that other material terms, taken as a whole, of any such refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of the Senior Note Documents;

(c)           Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date and set forth in Schedule 8.12;

(d)           purchase money Indebtedness (including Capital Lease Obligations or Synthetic Lease Obligations) incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided, that (i) the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(e)           secured Indebtedness of the Loan Parties assumed in connection with a Permitted Acquisition so long as such Indebtedness (i) was not incurred in anticipation of or in connection with the respective Permitted Acquisition and (ii) does not exceed $10,000,000 in the aggregate at any time outstanding;

(f)           obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Hedging Agreement, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Hedging Agreement does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(g)           Indebtedness in the form of Guarantees of Indebtedness permitted by Section 8.3(c); and

(h)           other unsecured Indebtedness of the Borrower and its Subsidiaries not to exceed $5,000,000 in the aggregate at any one time outstanding.

Section 8.13     Prepayment of Other Indebtedness, Etc.

The Borrower will not make (or give any notice with respect thereto), or permit any Subsidiary to make (or give notice with respect thereto), any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness, including without limitation Indebtedness under the Senior Note Documents except Indebtedness under the Loan Documents and intercompany debt owed to any Loan Party; provided, however, that the Borrower may (a) prepay Indebtedness of the Loan Parties secured by real property and set forth on Schedule 8.12 so long as (i) after giving effect to such prepayment on a Pro Forma Basis, the Borrower does not have any Loans or other amounts outstanding hereunder, (ii) once such Indebtedness is prepaid in full, the Liens on such real property shall be terminated, and the Borrower shall provide evidence of such termination to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and (iii) no Default or Event of Default shall have occurred and be continuing before or after giving effect to such prepayment, (b) refinance Indebtedness under the Senior Note Documents in accordance with Section 8.12(b)(ii) so long as no Default or Event of Default shall have occurred and be continuing before or after giving effect to the refinancing of such Indebtedness and (c) repurchase Indebtedness under the Senior Note Documents in an amount not to exceed $20,000,000 in any fiscal year so long as (i) after giving effect to such repurchase on a Pro Forma Basis, the Borrower does not have any Loans or other amounts outstanding hereunder and (ii) no Default or Event of Default shall have occurred and be continuing before or after giving effect to such repurchase.

Section 8.14     Certain Subsidiaries.

The Borrower will not permit, nor will it allow any Subsidiary to permit, any Subsidiary designated on Schedule 8.14 to create, acquire or own any Subsidiary (except for those six (6) exceptions specifically described on Schedule 8.14).

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1     Events of Default.

If any of the following events (each an “Event of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Exhibits and Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

(d)           the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.1, 6.2, 6.3 (with respect to the Borrower’s existence), 6.9 or Articles VII or VIII; or

(e)           any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in clauses (a), (b) and (d) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f)           the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other  than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(g)           the Borrower or any Material Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting  any of the foregoing; or

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or any substantial part of its assets,  under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect  or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and in any such case, such  proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)           the Borrower or any Material Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(j)           an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000; or

(k)           one or more judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l)           any nonmonetary judgment or order shall be rendered against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m)           a Change in Control shall occur or exist; or

(n)           any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any Subsidiary Loan Party contests in any manner the validity or enforceability of any Loan Document; or the Borrower or any Subsidiary Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(o)           except as contemplated by Section 10.9 or as may be permitted by any Loan Document, any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall,  by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) exercise all remedies contained in any other Loan Document; and (iv) exercise any other remedies available at law or in equity; and  that, if an Event of Default specified in either clause (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 9.2       Application of Funds.

After the exercise of remedies provided for in Section 9.1 (or after the Loans have automatically become due and payable and all other Obligations have automatically become due and payable as set forth in the last paragraph of Section 9.1), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of such Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article II) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of such Obligations constituting fees, indemnities and other amounts (other than principal, interest and letter of credit fees) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank and amounts payable under Article II), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of such Obligations constituting accrued and unpaid letter of credit fees and interest on the Loans and LC Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Hedging Agreement to the extent such Hedging Agreement is permitted hereunder, ratably among the Lenders (and, in the case of such Hedging Agreement, Hedging Banks) in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of such Obligations constituting unpaid principal of the Loans and LC Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Hedging Agreement or Treasury Management Agreement, to the extent such Hedging Agreement or Treasury Management Agreement is permitted hereunder, and to Cash Collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Hedging Agreements and Treasury Management Agreements, Hedging Banks and Treasury

 Management Banks) and the Issuing Bank in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of such Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law;

provided that, subject to Section 2.21, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to such other Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under Treasury Management Agreements with a Treasury Management Bank and Hedging Agreements with a Hedging Bank shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Hedging Bank, as the case may be.  Each Treasury Management Bank or Hedging Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE X

THE ADMINISTRATIVE AGENT

Section 10.1     Appointment and Authority.

(a)           Each of the Lenders and the Issuing Bank hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)           The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto.  In this connection, the Administrative Agent, as “collateral agent”, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.3(d), as though such co-

agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto.

Section 10.2     Rights as a Lender.

The Person(s) serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person(s) serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3     Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 11.2) or (ii) in the absence of its own gross negligence or willful misconduct.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability in any Person by reason of so refraining.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document or any other document contemplated hereby or thereby, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.4     Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties) independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5     Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent; provided, however, that such appointment shall not relieve the Administrative Agent of any responsibility or liability with respect to the duties, rights and/or powers performed or exercised by such sub-agents.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 10.6     Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, with such successor to have combined capital and surplus and undivided profits of not less than $500,000,000.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and

 (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 10.7     Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.8     Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations (other than obligations under Hedging Agreements or Treasury Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.12 and 11.3) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 11.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.9       Collateral and Guaranty Matters.

The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.9.

The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its reasonable discretion (a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document or (iii) as approved in accordance with Section 11.2 and (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.1(c).  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 10.9.  The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.10     Treasury Management Banks and Hedging Banks.

No Treasury Management Bank or Hedging Bank that obtains the benefit of Section 9.2, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Management Agreements with a Treasury Management Bank and Hedging Agreements with Hedging Banks except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Hedging Bank, as the case may be.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Management Agreements with a Treasury Management Bank and Hedging Agreements with Hedging Banks.

Section 10.11    No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the book managers, arrangers, syndication agents, documentation agents or co-agents listed on the cover page hereof shall have any powers, duties, or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Lender or Issuing Bank.

ARTICLE XI

MISCELLANEOUS

Section 11.1     Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:	Ruby Tuesday, Inc.
150 West Church Avenue
Maryville, TN 37801
Attention: Chief Financial Officer
Telecopy: 865-379-6817

To the Administrative Agent	Borrowings and Paydowns:
and Issuing Bank:	Bank of America, N.A.
Credit Services
Attn. Markel Richardson
101 N. Tryon Street
Mailcode: NC1 -001-05-46
Charlotte, NC 28255-0001

Phone: 980-386-0944
Fax: 704-719-8128

Bank of America, N.A.
New York, NY
ABA# 026-006-593
Account# 136-621-225-0600
Attention: Credit Services
Ref: Ruby Tuesday

Financial Reports and Bank Group Information:
Bank of America, N.A.
Agency Management
Attn. Erik Truette
101 S. Tryon Street
Mailcode: NC1-002-15-36
Charlotte, NC 28255-0001
Phone: 980-387-5451
Fax: 704-409-0015
Email: erik.m.truette@baml.com
In either case,
with a copy to:	Bank of America, N.A.
100 Federal Street
Boston, MA 02110
Attention: John H. Schmidt

To any other Lender:	the address set forth in the Administrative
Questionnaire

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent or the Issuing Bank shall not be effective until actually received by such Person at its address specified in this Section 11.1.

(b)           Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower.  The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice.  The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

Section 11.2     Waiver; Amendments.

(a)           No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent, the Issuing Bank or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)           No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.19(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision  hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination  or grant any consent hereunder, without the consent of each Lender; (vi) release all or substantially all of the Guarantors without the written consent of each Lender; or (vii) except in connection with a sale of assets permitted under Section 8.5, release all or substantially all of the Collateral, without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent or the Issuing Bank without the prior written consent of such Person.

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Section 11.3     Expenses; Indemnification.

(a)           The Loan Parties shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent, MLPF&S and their Affiliates including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and MLPF&S actually incurred, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel, fees of inside counsel, accountants, consultants, and other similar professional fees) actually incurred by the Administrative Agent, MLPF&S, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and Letters of Credit.

(b)           The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Issuing Bank and each Lender, and each Related Party of any of the foregoing (each, an “Indemnitee”) against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the actual and reasonable fees, charges and disbursements of any counsel for any Indemnitee, and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation  of any of the transactions contemplated hereby or thereby, (ii) any Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the applicable Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by any Loan Party or any Subsidiary or any Environmental Liability  related in any way to any Loan Party or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee’s gross negligence, willful misconduct or material breach of such Indemnitee’s obligations under the Loan Documents, as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(c)           The Borrower shall pay, and hold the Administrative Agent, MLPF&S and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent, MLPF&S and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d)           To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, MLPF&S or the Issuing Bank under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, MLPF&S or the Issuing Bank, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, however, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, MLPF&S or the Issuing Bank in its capacity as such.

(e)           To the extent permitted by applicable law, no  Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or Letter of Credit or the use of proceeds thereof.

(f)           All amounts due under this Section shall be payable promptly after written demand therefor.

Section 11.4     Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LC Exposure) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

   (A)        in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

   (B)        in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any such assignment to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)           the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iii)           Assignment and Acceptance.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to wave such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iv)           No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural person.

(v)           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18, 11.2 and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Credit Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Exposure) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the other Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.2 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Credit Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)           Resignation as Issuing Bank after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon thirty days’ notice to the Borrower and the Lenders, resign Issuing Bank.  In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank.  If Bank of America resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in LC Borrowings pursuant to Section 2.21).  Upon the appointment of a successor Issuing Bank, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and (2) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 11.5     Governing Law; Jurisdiction; Consent to Service of Process.

(a)           This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

(b)           The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or, to the extent permitted by applicable law, such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)           The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 11.1.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 11.6     WAIVER OF JURY TRIAL.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.7     Right of Setoff.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Loan Parties against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Loan Parties after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

 Section 11.8     Counterparts; Integration.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

Section 11.9     Survival.

All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.16, 2.17, 2.18, and 11.3 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

Section 11.10     Severability.

Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.11     Confidentiality.

Each of the Administrative Agent, the Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any  remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to provisions substantially similar to this Section 11.11, to any actual or prospective assignee or Participant, or (vii) with the consent of the Borrower.  Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

Section 11.12     Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges  that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

Section 11.13     Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.14      Patriot Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.  L.  107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

Section 11.15     No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and each Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

Section 11.16     Waiver of Notice of Termination.

Those Lenders party hereto which are also party to the Existing Credit Agreement hereby waive any prior notice requirement under the Existing Credit Agreement with respect to the termination of commitments thereunder and the making of any prepayments thereunder.

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CHAR1\1328913v11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:                                                    RUBY TUESDAY, INC.,
as Borrower

By:      /s/ Scarlett May
Name: Scarlett May
Title:    Senior Vice President, Chief Legal Officer and
Secretary

GUARANTORS:                                                         RTBD, INC.

By:      /s/ Scarlett May
Name:  Scarlett May
Title:    Vice President and Secretary

RT FINANCE, INC.

By:    /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RUBY TUESDAY GC CARDS, INC.

By:    /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT TAMPA FRANCHISE, L.P.

By:    /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT ORLANDO FRANCHISE, L.P.

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT SOUTH FLORIDA FRANCHISE, L.P.

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT NEW YORK FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT SOUTHWEST FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT MICHIANA FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT FRANCHISE ACQUISITION, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT KENTUCKY RESTAURANT HOLDINGS, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT FLORIDA EQUITY, LLC

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RTGC, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT DETROIT FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT MICHIGAN FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT WEST PALM BEACH FRANCHISE, L.P.

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT NEW ENGLAND FRANCHISE, LLC

By:   /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT LONG ISLAND FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RUBY TUESDAY, LLC

By:       /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT LAS VEGAS FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT MINNEAPOLIS FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT INDIANAPOLIS FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT DENVER FRANCHISE, L.P.

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT OMAHA FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT KCMO FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT PORTLAND FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT ST. LOUIS FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT WESTERN MISSOURI FRANCHISE, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

QUALITY OUTDOOR SERVICES, INC.

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT AIRPORT, INC.

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT LOUISVILLE FRANCHISE, LLC

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT MCGHEE-TYSON, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT ONE PERCENT HOLDINGS, INC.

By:       /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT ONE PERCENT HOLDINGS, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT MINNEAPOLIS HOLDINGS, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT OMAHA HOLDINGS, LLC

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT DENVER, INC.

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT LOUISVILLE, INC.

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT ORLANDO, INC.

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT SOUTH FLORIDA, INC.

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT TAMPA, INC.

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT WEST PALM BEACH, INC.

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT NEW HAMPSHIRE RESTAURANT HOLDINGS, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT RESTAURANT SERVICES, LLC

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT NORTHERN CALIFORNIA FRANCHISE, LLC

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RTTA, LP

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President

WOK HAY 2, LLC

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT DISTRIBUTING, LLC

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT O’TOOLE, LLC

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT SMITH, LLC

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT MILLINGTON, LLC

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

4721 RT OF PENNSYLVANIA, INC.

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RTTT, LLC

By:     /s/ Scarlett May
Name: Scarlett May
Title:  Manager

RTT TEXAS, INC.

By:     /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RT JONESBORO CLUB

By:       /s/ Scarlett May
Name: Scarlett May
Title:    Secretary and Treasurer

RT ARKANSAS CLUB, INC.

By:      /s/ Scarlett May
Name: Scarlett May
Title:    Secretary and Treasurer:

RUBY TUESDAY OF RUSSELLVILLE, INC.

By:      /s/ Scarlett May
Name: Scarlett May
Title:    Secretary and Treasurer

RUBY TUESDAY OF CONWAY, INC.

By:      /s/ Scarlett May
Name: Scarlett May
Title:     Secretary and Treasurer

RT KCMO KANSAS, INC.

By:      /s/ Scarlett May
Name: Scarlett May
Title: Vice President and Secretary

RUBY TUESDAY OF BRYANT, INC.

By:     /s/ Scarlett May
Name: Scarlett May
Title:     Secretary and Treasurer

ADMINISTRATIVE AGENT:                                            BANK OF AMERICA, N.A.,
as Administrative Agent

By      /s/ Erik M. Truette
Name:  Erik M. Truette
Title:     Assistant Vice President

LENDERS:                                                                             BANK OF AMERICA, N.A.,
as a Lender and an Issuing Bank

By      /s/ John H. Schmidt
Name: John H. Schmidt
Title:   Senior Vice President

REGIONS BANK,
as a Lender

By      /s/ Jay R. Goldstein
Name:  Jay R. Goldstein
Title:    Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By /s/ Stephen Leon
Name:  Stephen Leon
Title:     Managing Director

Schedule 1.1(a)

APPLICABLE MARGIN

Pricing Level	Adjusted Total Debt to EBITDAR Ratio	Eurodollar Loans	Base Rate Loans	Commitment Fee
I	< 3.00:1.0	2.50%	1.50%	0.400%
II	≥ 3.00:1.0 but < 3.50:1.0	2.75%	1.75%	0.450%
III	≥ 3.50:1.0 but < 4.0:1.0	3.00%	2.00%	0.500%
IV	≥ 4.0:1.0 but < 4.50:1.0	3.25%	2.25%	0.625%
V	≥4.50:1.0	3.50%	2.50%	0.750%

SCHEDULE 1.1(b)

Existing Letters of Credit

L/C Number	Amount	Beneficiary	Issue Date	Expire Date	Currency	Issued By
T00000003056168	210,000.00	ZURICH AMERICAN INSURANCE COMPANY	5/15/2003	5/21/2014	USD	BANK OF AMERICA, N.A,
T00000003058771	6,200,697.00	HARTFORD FIRE INSURANCE COMPANY	9/10/2003	9/08/2014	USD	BANK OF AMERICA, N.A,
T00000003060220	2,000.00	GREENSBORO ABC BOARD	11/28/2003	12/15/2013	USD	BANK OF AMERICA, N.A,
T00000003061048	283,000.00	THE TRAVELERS INDEMNITY COMPANY	3/29/2004	1/31/2014	USD	BANK OF AMERICA, N.A,
T00000003065198	365,000.00	NATIONAL UNION FIRE INSURANCE	9/8/2004	9/08/2014	USD	BANK OF AMERICA, N.A,
T00000003065199	292,513.00	NATIONAL UNION FIRE INSURANCE	9/8/2004	9/08/2014	USD	BANK OF AMERICA, N.A,
T00000003072448	7,000.00	NOLIN	1/5/2005	1/05/2014	USD	BANK OF AMERICA, N.A,
T00000003077718	42,090.00	NORTH WALES WATER AUTHORITY	11/14/2005	11/14/2014	USD	BANK OF AMERICA, N.A,
T00000003117420	5,000,000.00	SAFETY NATIONAL CASUALTY	6/30/2011	6/28/2014	USD	BANK OF AMERICA, N.A,

SCHEDULE 1.2

Revolving Commitments

Lenders	Revolving Commitment	Pro Rata Share
Bank of America, N.A.	$18,333,333.33	36.666666666%
Wells Fargo Bank, National Association	$18,333,333.33	36.666666666%
Regions Bank	$13,333,333.34	26.666666668%
Total:	$50,000,000.00	100.000000000%

SCHEDULE 5.14

Subsidiaries

Subsidiary	State of Formation (i)	Number of Shares of each class of Equity Interests (ii)	Number of Shares Owned or Percentage of Membership/Partnership Interests Held (iii)	Number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and other similar rights (iv)
RTBD, Inc. (A)	Delaware	1000 shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT Finance, Inc. (A)	Delaware	1000 shares $.01 par common	100 shares – RTBD, Inc.	None
Ruby Tuesday GC Cards, Inc. (A)	Colorado	1000 shares $.01 par common	100 shares – RTGC, LLC	None
RT Tampa Franchise, L.P. (A)	Delaware	None issued	1% - RT Tampa, Inc. (General Partner) 99%-RT Florida Equity, LLC	N/A
RT Orlando Franchise, L.P. (A)	Delaware	None issued	1% - RT Orlando, Inc. (General Partner) 99% - RT Florida Equity, LLC	N/A
RT South Florida Franchise, L.P. (A)	Delaware	None issued	1% - RT South Florida, Inc. (Gen. Partner) 99% - RT Florida Equity, LLC	N/A
RT New York Franchise, LLC (A)	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
RT Southwest Franchise, LLC (A)	Delaware	None issued	1% - RT One Percent Holdings, Inc. 99%- RT Franchise Acquisition, LLC	N/A
RT Michiana Franchise, LLC (A)	Delaware	None issued	1% - RT One Percent Holdings, LLC 99% -Ruby Tuesday, Inc.	N/A
RT Franchise Acquisition, LLC (A)	Delaware	None issued	100% - RTBD, Inc.	N/A
RT Kentucky Restaurant Holdings, LLC (A)	Delaware	None issued	100% - RTBD, Inc.	N/A
RT Florida Equity,	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A

Subsidiary	State of Formation (i)	Number of Shares of each class of Equity Interests (ii)	Number of Shares Owned or Percentage of Membership/Partnership Interests Held (iii)	Number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and other similar rights (iv)
LLC (A)
RTGC, LLC (A)	Colorado	None issued	100% - Ruby Tuesday, Inc.	N/A
RT West Palm Beach Franchise, L.P. (A)	Delaware	None issued	1% - RT West Palm Beach, Inc. (Gen.Partner) 99% - RT Florida Equity, LLC	N/A
RT Michigan Franchise, LLC (A)	Delaware	None issued	100% - RT Franchise Acquisition, LLC	N/A
RT Detroit Franchise, LLC (A)	Delaware	None issued	100% - RT Franchise Acquisition, LLC	N/A
Ruby Tuesday, LLC (A)	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
RT Long Island Franchise, LLC (A)	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
RT New England Franchise, LLC (A)	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
Quality Outdoor Services, Inc.	Tennessee	200 shares with no par or nominal value	All 90 shares outstanding purchased by Ruby Tuesday, Inc. per Stock Purchase Agreement—NO CERTIFICATE ISSUED	None
RT Airport, Inc.	Delaware	1000 shares $.01 par common	100 shares subscribed to Ruby Tuesday, Inc. per Share Subscription Agt -- NO CERTIFICATE ISSUED	None
RT Louisville Franchise, LLC	Delaware	None issued	99% - RT Franchise Acquisition, LLC 1% - RT Louisville, Inc.	N/A
RT McGhee-Tyson, LLC	Delaware	None issued	99% - Ruby Tuesday, Inc. 1% - RT Airport, Inc.	N/A
RT One Percent Holdings, LLC	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
RT One Percent Holdings, Inc.	Delaware	1000 shares $.01 par common	100 Shares - Ruby Tuesday, Inc.	None
RT Minneapolis Holdings, LLC	Delaware	None issued	100% - RTBD, Inc.	N/A
RT Omaha Holdings, LLC	Delaware	None issued	100% - RTBD, Inc.	N/A

Subsidiary	State of Formation (i)	Number of Shares of each class of Equity Interests (ii)	Number of Shares Owned or Percentage of Membership/Partnership Interests Held (iii)	Number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and other similar rights (iv)
RT Denver, Inc.	Georgia	1000 shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT Louisville, Inc.	Georgia	1000 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT Orlando, Inc.	Georgia	1000 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT South Florida, Inc.	Georgia	1000 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT Tampa, Inc.	Georgia	1000 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT West Palm Beach, Inc.	Georgia	1000 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT New Hampshire Restaurant Holdings, LLC	Delaware	None issued	100% - RTBD, Inc.	N/A
RT Restaurant Services, LLC	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
RT Northern California Franchise, LLC	Delaware	None issued	99% - RT Franchise Acquisition, LLC 1% - RT Finance, Inc.	N/A
Wok Hay 2, LLC	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
RTTA, LP	Texas	None issued	1% - RTBD, Inc. (Gen. Partner) 99% - RT Franchise Acquisition, LLC	N/A
RT Distributing, LLC	Tennessee	None issued	100% - Ruby Tuesday, Inc.	N/A
4721 RT of Pennsylvania, Inc.	Pennsylvania	100 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	N/A
RTT Texas, Inc.	Texas	100 Shares $.01 par common	100 Shares – RTTT, LLC	N/A
RTTT, LLC	Texas	None issued	50% - Ruby Tuesday, Inc.	N/A

Subsidiary	State of Formation (i)	Number of Shares of each class of Equity Interests (ii)	Number of Shares Owned or Percentage of Membership/Partnership Interests Held (iii)	Number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and other similar rights (iv)
50% - RT Omaha Holdings, LLC
RT Western Missouri Franchise, LLC	Delaware	None issued	50% - RT One Percent Holdings, Inc. 50% - Ruby Tuesday, Inc.	N/A
RT Indianapolis Franchise, LLC	Delaware	None issued	99% - RT One Percent Holdings, Inc. 1% - Ruby Tuesday, Inc.	N/A
RT Omaha Franchise, LLC	Delaware	None issued	50% - RT One Percent Holdings, Inc. 50% - RT One Percent Holdings, LLC	N/A
RT KCMO Franchise, LLC	Delaware	None issued	99.9% - Ruby Tuesday, Inc. ,GP 0.10% - RT Denver, Inc.	N/A
RT Portland Franchise, LLC	Delaware	None issued	50% - Ruby Tuesday, Inc. 50% RT Minneapolis Holdings, LLC	N/A
RT St. Louis Franchise, LLC	Delaware	None issued	99% - RT One Percent Holdings, Inc. 1% - Ruby Tuesday, Inc.	N/A
RT Denver Franchise, L.P.	Delaware	None issued	50% - RT One Percent Holdings, Inc. 50% - RT One Percent Holdings, LLC	N/A
RT Minneapolis Franchise, LLC	Delaware	None issued	99% - RT One Percent Holdings, Inc. 1% - RT One Percent Holdings, LLC	N/A
RT Las Vegas Franchise, LLC	Delaware	None issued	50% - Ruby Tuesday, Inc. 50% - RT Omaha Holdings, LLC	N/A
RT O’Toole, LLC	Delaware	None issued	100% - RT Michigan Franchise, LLC	N/A
RT Smith, LLC	Delaware	None issued	100% - RT Michiana Franchise, LLC	N/A
RT Millington, LLC	Delaware	None issued	100% - RT Michiana Franchise, LLC	N/A
RT Arkansas Club, Inc.	Arkansas	None issued	100% - RT Western Missouri Franchise, LLC	N/A

Subsidiary	State of Formation (i)	Number of Shares of each class of Equity Interests (ii)	Number of Shares Owned or Percentage of Membership/Partnership Interests Held (iii)	Number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and other similar rights (iv)
RT Jonesboro Club	Arkansas	None issued	100% - RT Western Missouri Franchise, LLC	N/A
Ruby Tuesday of Conway, Inc.	Arkansas	None issued	100% - RT Western Missouri Franchise, LLC	N/A
Ruby Tuesday of Russellville, Inc.	Arkansas	None issued	100% - RT Western Missouri Franchise, LLC	N/A
Ruby Tuesday of Bryant, Inc.	Arkansas	None issued	100% - RT Western Missouri Franchise, LLC	N/A
RT KCMO Kansas, Inc.	Kansas	10,000 Shares $.10 par common	100 Shares - RT KCMO Franchise, LLC	N/A

(A) Material Subsidiary

2.           The following “liquor clubs/corporations” are owned by the members thereof and controlled by a Board of Directors, who are typically employees of Borrower or its Subsidiaries and Affiliates.  These “clubs” enter into service agreements with Borrower to provide the services necessary to conduct alcoholic beverage sales and related service at Borrower’s restaurants located in the relevant states.

Name	State of Organization
Orpah, Inc.	Maryland
RT Hospitality – York JV	Pennsylvania
Ruby Tuesday of St. Mary’s, Inc.	Maryland
Ruby Tuesday of Allegany County, Inc.	Maryland
Ruby Tuesday of Columbia, Inc.	Maryland
Ruby Tuesday of Linthicum, Inc.	Maryland
Ruby Tuesday of Salisbury, Inc.	Maryland
Ruby Tuesday of Frederick, Inc.	Maryland
RT of Cecil County, Inc.	Maryland
RT of Clarksville, Inc.	Maryland
RT of Riverside, Inc.	Maryland
Ruby Tuesday of Pocomoke City, Inc.	Maryland
RT of Fruitland, Inc.	Maryland
RTMB Lodging Joint Venture	Pennsylvania

RT Stonebridge Joint Venture	Pennsylvania
RT of Annapolis, Inc.	Maryland
Ruby Tuesday of Marley Station, Inc.	Maryland
RT/Sayosha Chambersburg Joint Venture	Pennsylvania

SCHEDULE 6.13(a)

Equity Interests

RT O’Toole, LLC, a Delaware limited liability company
RT Smith, LLC, a Delaware limited liability company
RT Millington, LLC, a Delaware limited liability company
RT KCMO Kansas, Inc., a Kansas corporation
RT Western Missouri Franchise, LLC, a Delaware limited liability company
RT Indianapolis Franchise, LLC, a Delaware limited liability company

SCHEDULE 6.13(c)

Mortgaged Properties

1)	3390 Camp Creek Parkway, East Point, Georgia 30344

2)	543 W. Oglethorpe Highway, Hinesville, Georgia 31313

3)	796 Highway 400 South, Dawsonville, Georgia 30534

4)	731 Highway 53E, Calhoun, Georgia 30701

5)	100 Crown Pointe Parkway, Kingsland, Georgia 31548

6)	1405 Highway 85 North, Fayetteville, Georgia 30214

7)	4121 Atlanta Highway, Loganville, Georgia 30052

8)	25 South Broad Street, Winder, Georgia 30680

9)	1168 Highway 20, McDonough, Georgia 30253

10)	2190 Highway 441 South, Dublin, Georgia 31021

11)	1936 Cedar Creek Road, Fayetteville, North Carolina 28312

12)	8905 Red Oak Boulevard, Charlotte, North Carolina 28217

13)	5005 Fayetteville Road, Lumberton, North Carolina 28358

14)	119 Industrial Park Drive, Smithfield, North Carolina 27577

15)	1067 Western Boulevard, Jacksonville, North Carolina 28546

16)	1004 Highway 70 East, New Bern, North Carolina 28560

17)	3510 S Memorial Drive, Greenville, North Carolina 27834

18)	1812 Julian Allsbrook Highway, Roanoke Rapids, North Carolina 27870

19)	2935 Raleigh Road West, Wilson, North Carolina 27896

20)	4218 West Wendover Avenue, Greensboro, North Carolina 27407

21)	7780 Lyles Lane NW, Concord, North Carolina 28027

22)	1260 North Main Street, Fuquay-Varina, North Carolina 27526

23)	2316 N. Main Street, Crossville, Tennessee 38555

24)	1826 Ft. Campbell Boulevard, Clarksville, Tennessee 37042

25)	2239 Madison Street, Clarksville, Tennessee 37043

26)	483 South Davy Crockett Parkway, Morristown, Tennessee 37813

27)	1830 Holiday Drive, Athens, Tennessee 37303

28)	109 Furrow Way, Alcoa, Tennessee 37701

29)	523 Patriot Drive, Dandridge, Tennessee 37725

30)	1936 N. Jackson Street, Tullahoma, Tennessee 37388

31)	724 Citadel Road, Orangeburg, South Carolina 29118

32)	1480 Snider's Highway, Walterboro, South Carolina 29488

33)	1812 West Lucas Street, Florence, South Carolina 29501

34)	511 Bush River Road, Columbia, South Carolina 29210

35)	4600 Devine Street, Columbia, South Carolina 29205

36)	120 Columbiana Circle, Columbia, South Carolina 29212

37)	101 North Strand Parkway, Myrtle Beach, South Carolina 29588

38)	2504 Augusta Road, West Columbia, South Carolina 29169

39)	5464 Sunset Boulevard, Lexington, South Carolina 29072

40)	6425 Miller Lane, Dayton, Ohio 45414

41)	2250 Southgate Parkway, Cambridge, Ohio 43725

42)	5555 Mahoning Avenue, Austintown, Ohio 44515

43)	9687 State Route 14, Streetsboro, Ohio 44241

44)	2235 E Sharon Road, Sharonville, Ohio 45241

45)	5274 Abbe Road North, Elyria, Ohio 44035

46)	8753 Owenfield Drive, Powell, Ohio 43065

47)	7135 N. Aurora Road, Aurora, Ohio 44202

SCHEDULE 6.14

Deposit Accounts

Bank	Bank Account Number
Fifth Third Bank
Fifth Third Bank
Arvest
First Merchants Bank
Bank Five
BB&T
Capital One
Citizens First
Citizens Consolidated
Clayton Bank
Commercial Bank & Trust
First Citizens Bank
First Palmetto
First Tennessee
Key Bank
Main Source
Ozark Bank
Stellar One
Suntrust Bank
TD Banknorth
United National
First National PA
Lumbee Guaranty
1st National Bank
Century National
Chemung Canal
Citizens National
First Commonwealth
Huntington National
Tennessee State Bank
The Heritage Bank
FirstMerit Bank, N.A.
Manufacturers and Traders Trust
Company
PNC Bank, National Association
SCBT

Montgomery Bank
U.S. Bank National Association
U.S. Bank National Association
Regions
Regions
Regions
Wells Fargo
Wells Fargo
Wells Fargo
Wells Fargo
Wells Fargo
Wells Fargo
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.

Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.

Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.

Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.

Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.
Bank of America, N.A.

SCHEDULE 8.1

Existing Liens1

1.
Liens on assets or other property of RT Tampa Franchise, L.P. (a Subsidiary (see Schedule 5.14)) located on or in and the personal property relating to the land located at House Codes 71572 and 7179, arising from or related to indebtedness incurred by RT Tampa Franchise, L.P. in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors and assigns (see Schedule 8.12, Item 4 for a list of such Debt).

2.
Liens on assets or other property of RT Michiana Franchise, LLC and/or RT Smith, LLC (a Subsidiary (see Schedule 5.14)) in all of the estate, right, title and interest in, to and under the land located at House Codes 7310, 7346, 7368, 3015 and 7350, arising from or related to indebtedness incurred by RT Michiana Franchise, LLC and/or RT Smith, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors and assigns (see Schedule 8.12, Item 4 for a list of such Debt).

3.
Liens on assets or other property of RT Orlando Franchise, L.P. (a Subsidiary (see Schedule 5.14)) now owned or later acquired, in each case, in connection with the land located at House Codes 7719, 7119 and 7123, arising from or related to indebtedness incurred by RT Orlando Franchise, L.P. in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors and assigns (see Schedule 8.12, Item 4 for a list of such Debt).

4.
Liens on assets or other property of RT South Florida Franchise, L.P. (a Subsidiary (see Schedule 5.14)) located on or in and the personal property relating to the land located at House Codes 2205, 2285 and 7717, arising from or related to indebtedness incurred by RT South Florida Franchise, L.P. in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors and assigns (see Schedule 8.12, Item 4 for a list of such Debt).

5.
Liens on assets or other property of RT West Palm Beach Franchise, L.P. (a Subsidiary (see Schedule 5.14)) located on or in and the personal property relating to the land located at House Codes 7121, 7124, 7116, 2148, 2148, 2146, 2149 and 2153, arising from or related to indebtedness incurred by RT West Palm Beach Franchise, L.P. in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors and assigns (see Schedule 8.12, Item 4 for a list of such Debt).

6.
Liens on assets or other property of RT Detroit Franchise, LLC and RT Millington, LLC (a Subsidiary (see Schedule 5.14)) now or hereafter, in each case, attached to, located in or used in connection with the land located at House Codes 7613, 7634, 7630, 7632, 7630, 7629, 7556, 7574, 7581, 7594, 7599 and 7606, arising from or related to indebtedness incurred by

1 The loans related to certain of the liens listed on Schedule 8.1 have been paid off or matured, but because the mortgage indebtedness is cross-collateralized, the liens have not been released.
2 The addresses of all House Codes are provided in Exhibit A attached hereto.

RT Detroit Franchise, LLC and/or RT Millington, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors and assigns (see Schedule 8.12, Item 4 for a list of such Debt).

7.
Liens on assets or other property of RT Michigan Franchise, LLC and/or RT O’Toole, LLC (a Subsidiary (see Schedule 5.14)) now or hereafter, in each case, located in, or on, or used, or intended to be used in connection with the land located at House Codes  7044, 7087, 7043, 7041, 7046, 7058, 7063, 7067, 7074, 7089, 7084, 7075 and 7045, arising from or related to indebtedness incurred by RT Michigan Franchise, LLC and/or RT O’Toole, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors and assigns (see Schedule 8.12, Item 4 for a list of such Debt).

8.
Liens on assets or other property of RT New England Franchise, LLC (a Subsidiary (see Schedule 5.14)) now owned or later acquired, in each case, in connection with the land located at House Codes 7290, 7291, 7114, 7291, 7209, 7290, 7209, 7049, 7156 and 7273, arising from or related to indebtedness incurred by RT New England Franchise, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors and assigns (see Schedule 8.12, Item 4 for a list of such Debt).

9.
Liens on assets or other property of RT Long Island Franchise, LLC (a Subsidiary (see Schedule 5.14)) now or hereafter, in each case, located in, or on, or used, or intended to be used in connection with the land located at House Codes 2233, 2208, 2224, 2227, 2228, 2229, 2230, 2231, 7155 and 7155, arising from or related to indebtedness incurred by RT Long Island Franchise, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors or assigns and/or in favor of P&P holdings or its affiliates, successors or assigns (see Schedule 8.12, Item 4 for a list of such Debt).

10.
Liens on assets or other property of RT Denver Franchise, L.P. (a Subsidiary (see Schedule 5.14)) now owned or hereafter acquired, in each case, attached to or affixed to the land located at House Codes  7227, 7226, 2163, 2166, 2163, 2166, 2168, 2158, 2160, 2164, 2206, 2341, 2182, 2168, 2161 and 2161, arising from or related to indebtedness incurred by RT Denver Franchise, L.P. in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors or assigns (see Schedule 8.12, Item 4 for a list of such Debt).

11.
Liens on assets or other property of RT Indianapolis Franchise, LLC (a Subsidiary (see Schedule 5.14)) now owned or later acquired, in each case, in connection with the land located at House Codes 7654, 7655, 7670, 7673, 7671, 7652, 7653, 7654, 7655, 7670, 7673, 7671, 7672, 7672, 7676 and 7676, arising from or related to indebtedness incurred by RT Indianapolis Franchise, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and in favor of Irwin Franchise Capital or its affiliates, successors or assigns (see Schedule 8.12, Item 4 for a list of such Debt).

12.
Liens on assets or other property of RT KCMO Franchise, LLC (a Subsidiary (see Schedule 5.14)) now or later, in each case, located on the land located at House Codes 7277, 7274 and 7685, arising from or related to indebtedness incurred by RT KCMO Franchise, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors and assigns (see Schedule 8.12, Item 4 for a list of such Debt).

13.
Liens on assets or other property of RT Omaha Franchise, LLC (a Subsidiary (see Schedule 5.14)) now owned or later acquired, in each case, in connection with the land located at House Codes 7242, 7249, 7248, 7245, 7234, 7249, 7244, 7245, 7240 and 7240, arising from or related to indebtedness incurred by RT Omaha Franchise, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors or assigns (see Schedule 8.12, Item 4 for a list of such Debt).

14.
Liens on assets or other property of RT Portland Franchise, LLC (a Subsidiary (see Schedule 5.14)) now owned or later acquired, in each case, held or used in connection with the land located at House Codes 7618 and 7623, arising from or related to indebtedness incurred by RT Portland Franchise, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors and assigns, which secures assets or property of such Subsidiary at the sites identified (see Schedule 8.12, Item 4 for a list of such Debt).

15.
Liens on assets or other property of RT St. Louis Franchise, LLC (a Subsidiary (see Schedule 5.14)) now owned or later acquired, in each case, in connection with the land located at House Codes 3629, 7470, 7456, 7461, 7456, 7470, 3629, 7466, 7467, 7743, 7458, 7460 and 7464, arising from or related to indebtedness incurred by RT St. Louis Franchise, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors or assigns (see Schedule 8.12, Item 4 for a list of such Debt).

16.
Liens on assets or other property of RT Western Missouri Franchise, LLC (a Subsidiary (see Schedule 5.14)) now owned or later acquired, in each case, held or used in connection with the land located at House Codes 4331, 4409, 4459, 4686, 4331, 4409, 4459, 4686, 7883, 7884, 7885, 7886, 7887, 7888, 7889, 7890, 7892, 7893, 7897, 7887, 7888, 7889, 7890, 7892, 7893, 7897, 7899, 4643, 7895, 7882, 7900, 4643 and 7900, arising from or related to indebtedness incurred by RT Western Missouri Franchise, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors or assigns (see Schedule 8.12, Item 4 for a list of such Debt).

17.
Liens on assets or other property of RT Minneapolis Franchise, LLC (a Subsidiary (see Schedule 5.14)) now owned or later acquired, in each case, held or used in connection with the land located at House Codes 7343, 7382, 2195, 2197, 2199, 7396, 7396, 7358 and 7364, arising from or related to indebtedness incurred by RT Minneapolis Franchise, LLC in favor of GE Capital Franchise Finance Corporation or its affiliates, successors or assigns and/or in favor of Irwin Franchise Capital or its affiliates, successors or assigns (see Schedule 8.12, Item 4 for a list of such Debt).

House Code	Lender	Borrower	Loan Number	Property Address	City	State	Zip Code
2158	GE	RT Denver Franchise, LP	000430874	8025 West Bowles Ave Bowles Crossing	Littleton	CO	80123
2160	GE	RT Denver Franchise, LP	000430874	9280 Sheridan Boulevard	Westminster	CO	80031
2161	GE	RT Denver Franchise, LP	000430875	35 Springer Drive	Highlands Ranch	CO	80126
2161	GE	RT Denver Franchise, LP	000430987	35 Springer Drive	Highlands Ranch	CO	80126
2163	GE	RT Denver Franchise, LP	000430874	5525 Wadsworth Bypass	Arvada	CO	80002
2163	GE	RT Denver Franchise, LP	000430876	5525 Wadsworth Bypass	Arvada	CO	80002
2164	GE	RT Denver Franchise, LP	000430874	4150 N Freeway	Pueblo	CO	81008
2166	GE	RT Denver Franchise, LP	000430874	14100 East Iliff Avenue	Aurora	CO	80014
2166	GE	RT Denver Franchise, LP	000430878	14100 East Iliff Avenue	Aurora	CO	80014
2168	GE	RT Denver Franchise, LP	000430874	110 Boardwalk Drive	Ft Collins	CO	80525
2168	GE	RT Denver Franchise, LP	000430877	110 Boardwalk Drive	Ft Collins	CO	80525
2182	GE	RT Denver Franchise, LP	000430874	1710 Briar Gate Blvd Chapel Hills Mall	Colorado Springs	CO	80920
2206	GE	RT Denver Franchise, LP	000430874	1340 W Garden of the Gods Rd	Colorado Springs	CO	80907
2341	GE	RT Denver Franchise, LP	000430874	270 Dillion Ridge Way 270 US Highway 6	Dillion	CO	80435
7226	Irwin	RT Denver Franchise, LP	007-0018793-100	6751 Tower Road	Denver	CO	80249
7227	Irwin	RT Denver Franchise, LP	007-0018793-102	5820 STETSON HILLS BLVD	COLORADO SPRINGS	CO	80923
7556	GE	RT Detroit Franchise, LLC	*	27736 NOVI RD	NOVI	MI	48377
7574	GE	RT Detroit Franchise, LLC	*	31066 W TWELVE MILE RD	FARMINGTON HILLS	MI	48334
7581	GE	RT Detroit Franchise, LLC	*	35500 VAN DYKE AVENUE	STERLING HEIGHTS	MI	48312
7594	GE	RT Detroit Franchise, LLC	*	2071 N TELEGRAPH RD (US 24) #C-101	French Township	MI	48162
7599	GE	RT Detroit Franchise, LLC	*	23000 EUREKA RD	TAYLOR	MI	48180
7606	GE	RT Detroit Franchise, LLC	*	30901 GRATIOT AVENUE	ROSEVILLE	MI	48066
7613	GE	RT Detroit Franchise, LLC	000429492	1375 Michigan Ave	Saline	MI	48176-8730
7629	GE	RT Detroit Franchise, LLC	000430272	45660 Michigan Avenue	Canton	MI	48188
7632	GE	RT Detroit Franchise, LLC	000430270	39581 W 12 Mile Road	Novi	MI	48377-3603
7630	Irwin	RT Detroit Franchise, LLC	007-0019363-102	15075 BECK ROAD	PLYMOUTH	MI	48170
7634	Irwin	RT Detroit Franchise, LLC	007-0019363-100	15655 SOUTHFIELD RD.	ALLEN PARK	MI	48101
7652	GE	RT Indianapolis Franchise, LLC	000432114	515 E SOUTHWAY BLVD	KOKOMO	IN	46902
7653	GE	RT Indianapolis Franchise, LLC	000432114	5530 SCATTERFIELD RD	ANDERSON	IN	46013
7654	GE	RT Indianapolis Franchise, LLC	000432114	8133 EAST 96TH STREET	INDIANAPOLIS	IN	46268
7654	GE	RT Indianapolis Franchise, LLC	000432115	8133 EAST 96TH STREET	INDIANAPOLIS	IN	46268
7655	GE	RT Indianapolis Franchise, LLC	000432115	4025 SHORE DRIVE	INDIANAPOLIS	IN	46268
7655	GE	RT Indianapolis Franchise, LLC	000432114	4025 SHORE DRIVE	INDIANAPOLIS	IN	46268
7670	GE	RT Indianapolis Franchise, LLC	000432114	3715 West Market Place Drive Edinburgh Outlet Center	Taylorsville	IN	46124
7670	GE	RT Indianapolis Franchise, LLC	000432115	3715 West Market Place Drive Edinburgh Outlet Center	Taylorsville	IN	46124
7672	GE	RT Indianapolis Franchise, LLC	000432116	1901 West McGalliard Road Northwest Plaza Shopping Center	Muncie	IN	47304
7672	GE	RT Indianapolis Franchise, LLC	000432117	1901 West McGalliard Road Northwest Plaza Shopping Center	Muncie	IN	47304
7673	GE	RT Indianapolis Franchise, LLC	000432114	3451 S US Hwy 41 Honey Creek Mall	Terre Haute	IN	47802-3729
7673	GE	RT Indianapolis Franchise, LLC	000432115	3451 S US Hwy 41 Honey Creek Mall	Terre Haute	IN	47802-3729
7671	Irwin	RT Indianapolis Franchise, LLC	007-0019179-102	7940 US 31 SOUTH	INDIANAPOLIS	IN	46227
7676	Irwin	RT Indianapolis Franchise, LLC	007-0019179-100	9106 Welseyan Road	INDIANAPOLIS	IN	46268
7676	Irwin	RT Indianapolis Franchise, LLC	007-0019179-101	9107 Welseyan Road	INDIANAPOLIS	IN	46268

House Code	Lender	Borrower	Loan Number	Property Address	City	State	Zip Code
7274	GE	RT KCMO Franchise, LLC	000429997	22220 Midland Drive	Shawnee	KS	66203
7277	GE	RT KCMO Franchise, LLC	000429746	2909 Burlington	Kansas City	MO	64116
7685	GE	RT KCMO Franchise, LLC	000427903	1300 East North Avenue	Belton	MO	64012-5108
2208	GE	RT Long Island Franchise, LLC	000434855	6330 Jerico Turnpike	Commack	NY	11725
2224	GE	RT Long Island Franchise, LLC	*	313 Smith Haven Mall Space C-26	Lake Grove	NY	11755
2227	GE	RT Long Island Franchise, LLC	*	289 Middle Country Road Selden Plaza	Selden	NY	11784
2228	GE	RT Long Island Franchise, LLC	*	1226 Old Country Road	Westbury	NY	11590
2229	GE	RT Long Island Franchise, LLC	*	363 Broadway Broadway Mall	Hicksville	NY	11801
2230	GE	RT Long Island Franchise, LLC	*	252 Sunrise Mall	Massapequa	NY	11758
2231	GE	RT Long Island Franchise, LLC	*	2120 Broad Hollow	Farmingdale	NY	11735
2233	Irwin	RT Long Island Franchise, LLC	007-0018826-104	5650 SUNRISE HWY	SAYVILLE	NY	11782
7155	Irwin	RT Long Island Franchise, LLC	025-0018826-102	403 Commack Rd.	Deer Park	NY	11729
7155	Irwin	RT Long Island Franchise, LLC	025-0018826-103	403 Commack Rd.	Deer Park	NY	11729
3015	GE	RT Michiana Franchise, LLC	000430639	2705 E 1st Street	Vidalia	GA	30474-8823
7310	GE	RT Michiana Franchise, LLC	000430711	2120 Southlake Mall	Merrillville	IN	46410
7346	GE	RT Michiana Franchise, LLC	000430711	1050 E Coliseum Blvd	Fort Wayne	IN	46805
7350	GE	RT Michiana Franchise, LLC	000427904	6083 B Dr N	Battle Creek	MI	49014-8367
7368	GE	RT Michiana Franchise, LLC	000430711	3308 East Center Street	Warsaw	IN	46582
7041	GE	RT Michigan Franchise, LLC	000430713	14600 Lakeside Circle	Sterling Heights	MI	48313
7043	GE	RT Michigan Franchise, LLC	000429970	499 Dickerson Road	Gaylord	MI	49735-9205
7044	GE	RT Michigan Franchise, LLC	000430666	8711 East 34 Road	Cadillac	MI	49601
7045	GE	RT Michigan Franchise, LLC	000428984	1764 NORTH US HWY 31	TRAVERSE CITY	MI	49686
7046	GE	RT Michigan Franchise, LLC	000430714	6800 Eastman Avenue	Midland	MI	48640
7058	GE	RT Michigan Franchise, LLC	000430712	3417 S Linden Road #110	Flint	MI	48507
7063	GE	RT Michigan Franchise, LLC	000430714	405 A-North Telegraph Road	Waterford	MI	48328
7067	GE	RT Michigan Franchise, LLC	000430712	19005 Silver Parkway	Fenton	MI	48430
7074	GE	RT Michigan Franchise, LLC	000430713	3898 State Street	Bay City	MI	48706
7075	GE	RT Michigan Franchise, LLC	000429971	4280 24th Avenue	Fort Gratiot	MI	48059-3880
7084	GE	RT Michigan Franchise, LLC	000428982	1023 EAST PICKARD STREET	MOUNT PLEASANT	MI	48858
7087	GE	RT Michigan Franchise, LLC	000429912	6898 Sashabaw Rd	Clarkston	MI	48348
7089	GE	RT Michigan Franchise, LLC	000430714	51295 Gratiot Avenue	Township	MI	48051
7343	GE	RT Minneapolis Franchise, LLC	000430650	3405 Vicksburg Lane North	Plymouth	MN	55447
7358	GE	RT Minneapolis Franchise, LLC	000427917	12900 Technology Drive	Eden Prairie	MN	55344-3603
7364	GE	RT Minneapolis Franchise, LLC	000429895	13375 60th Street North	Oak Park Heights	MN	55082-6476
7396	GE	RT Minneapolis Franchise, LLC	000429893	7350 Hartwood Court South	Cottage Grove	MN	55016
7396	GE	RT Minneapolis Franchise, LLC	000429894	7350 Hartwood Court South	Cottage Grove	MN	55016
7382	Irwin	RT Minneapolis Franchise, LLC	007-0019006-100	4135 DEAN LAKES BOULEVARD	SHAKOPEE	MN	55379
2195	Irwin	RT Minneapolis Franchise, LLC	026-0019006-103	234 N. Garden, Mall of America	Bloomington	MN	55425-5518
2197	Irwin	RT Minneapolis Franchise, LLC	026-0019006-103	1656 S. Dell Center	Edina	MN	55435-7015
2199	Irwin	RT Minneapolis Franchise, LLC	026-0019006-103	325 Rosedale Center	Roseville	MN	55113-3013
7209	Irwin	RT New England Franchise, LLC	007-0018714-100	45 Boulder Way	Biddeford	ME	04005
7209	Irwin	RT New England Franchise, LLC	007-0018714-101	46 Boulder Way	Biddeford	ME	04005
7049	GE	RT New England Franchise, LLC	000428127	703 Maine Mall Road The Maine Mall	Portland	ME	04106

House Code	Lender	Borrower	Loan Number	Property Address	City	State	Zip Code
7114	GE	RT New England Franchise, LLC	000429199	20 Waterville Commons Dr	Waterville	ME	04903
7156	GE	RT New England Franchise, LLC	000428127	830 Main Street Space D-12 Aroostock Center	Presque Isle	ME	04769
7273	GE	RT New England Franchise, LLC	000428127	663 Stillwater Avenue Bangor Mall	Bangor	ME	04401
7290	Irwin	RT New England Franchise, LLC	007-0018714-102	649 TURNER STREET, SUITE 1A	AUBURN	ME	04210
7291	Irwin	RT New England Franchise, LLC	007-0018714-104	58 STEPHEN KING DRIVE	AUGUSTA	ME	04330
7234	GE	RT Omaha Franchise, LLC	000427931	2008 Cornhusker Hwy	Bellevue	NE	68123
7240	GE	RT Omaha Franchise, LLC	000428727	16831 LAKESIDE HILLS PLAZA	OMAHA	NE	68130
7240	GE	RT Omaha Franchise, LLC	000428729	16831 LAKESIDE HILLS PLAZA	OMAHA	NE	68130
7244	GE	RT Omaha Franchise, LLC	000428731	2700 NORTH HILL ROAD	LINCOLN	NE	68521
7242	Irwin	RT Omaha Franchise, LLC	007-0018963-104	3150 24TH AVENUE	COUNCIL BLUFFS	IA	51501
7245	Irwin	RT Omaha Franchise, LLC	007-0018963-106	2320 S. JEFFERS ST.	NORTH PLATTE	NE	69101
7248	Irwin	RT Omaha Franchise, LLC	007-0018963-102	108 FIRST AVENUE PLACE	KEARNEY	NE	68847
7249	Irwin	RT Omaha Franchise, LLC	007-0018963-100	3429 WEST 13TH STREET	GRAND ISLAND	NE	68803
7119	GE	RT Orlando Franchise, L.P.	000430663	2695 N Atlantic Avenue Bellaire Shopping Center	Daytona Beach	FL	32118-3205
7123	GE	RT Orlando Franchise, L.P.	000430693	9616 US Hwy 441	Leesburg	FL	34788
7719	GE	RT Orlando Franchise, L.P.	000429642	60 Garden Street South	Palm Coast	FL	32137-8540
7618	Irwin	RT Portland Franchise, LLC	007-0022129-100	1895 N.W. 9TH STREET	CORVALLIS	OR	97330
7623	Irwin	RT Portland Franchise, LLC	007-0022129-100	14550 SW MURRAY-SCHOLLS DRIVE	BEAVERTON	OR	97007
2205	GE	RT South Florida Franchise, LP	000430622	3887 West Hillsborough	Deerfield Beach	FL	33442
2285	GE	RT South Florida Franchise, LP	000430623	801 NE 8th Street	Homestead	FL	33030
7717	GE	RT South Florida Franchise, LP	000428688	299 SW 26th Avenue	Pompano Beach	FL	33069
3629	Irwin	RT St. Louis Franchise, LLC	007-0020202-104	3069 WILLIAM STREET	CAPE GIRARDEAU	MO	63701
7456	Irwin	RT St. Louis Franchise, LLC	007-0020202-102	1218 WEST PEARCE	WENTZVILLE	MO	63385
7470	Irwin	RT St. Louis Franchise, LLC	007-0020202-100	942 MERAMAC STATION ROAD	VALLEY PARK	MO	63088
7458	GE	RT St. Louis Franchise, LLC	000429043	90 MID-RIVERS MALL DRIVE	SAINT PETERS	MO	63376
7460	GE	RT St. Louis Franchise, LLC	000429043	10797 SUNSET PLAZA	SUNSET HILLS	MO	63127
7461	GE	RT St. Louis Franchise, LLC	000429044	1120 SHAPIRO DRIVE	FESTUS	MO	63028
7464	GE	RT St. Louis Franchise, LLC	000429043	6565 NORTH ILLINOIS AVENUE	FAIRVIEW HEIGHTS	IL	62208
7466	GE	RT St. Louis Franchise, LLC	000430217	3606 West Outer Road	Arnold	MO	63010
7467	GE	RT St. Louis Franchise, LLC	000429632	604 N Bluff	Collinsville	IL	62234-6204
7743	GE	RT St. Louis Franchise, LLC	000428085	7 Corvette Drive	Litchfield	IL	62056-1090
7157	GE	RT Tampa Franchise, L.P.	000428733	8306 TOURIST CENTER DRIVE	BRADENTON	FL	34201
7179	GE	RT Tampa Franchise, L.P.	000428732	9001 PARK ROYAL DRIVE	FORT MYERS	FL	33908
2146	GE	RT West Palm Beach Franchise, L.P.	*	409 Plaza Road Mizner Park	Boca Raton	FL	33432
2148	GE	RT West Palm Beach Franchise, L.P.	*	3101 PGA Boulevard Space C-129	Palm Beach Gardens	FL	33410
2149	GE	RT West Palm Beach Franchise, L.P.	*	3000 NW Federal Highway Treasure Coast Square	Jensen Beach	FL	34957
2153	GE	RT West Palm Beach Franchise, L.P.	*	801 North Congress Avenue Boynton Beach Mall	Boynton Beach	FL	33435
7116	GE	RT West Palm Beach Franchise, L.P.	000430700	2000 SE Fischer Street	Stuart	FL	34996
7121	GE	RT West Palm Beach Franchise, L.P.	000430696	13675 US Highway 1	Sebastian	FL	32958
7124	GE	RT West Palm Beach Franchise, L.P.	000428851	1271 N STATE ROAD 7	ROYAL PALM BEACH	FL	33411
4331	GE	RT Western Missouri Franchise, LLC	000431894	115 E Harrell Drive	Russellville	AR	72802
4331	GE	RT Western Missouri Franchise, LLC	000431895	115 E Harrell Drive	Russellville	AR	72802
4409	GE	RT Western Missouri Franchise, LLC	000431894	23236 I-30	Bryant	AR	72022

House Code	Lender	Borrower	Loan Number	Property Address	City	State	Zip Code
4409	GE	RT Western Missouri Franchise, LLC	000431895	23236 I-30	Bryant	AR	72022
4459	GE	RT Western Missouri Franchise, LLC	000431894	2915 Kazi Street	Jonesboro	AR	72401
4459	GE	RT Western Missouri Franchise, LLC	000431895	2915 Kazi Street	Jonesboro	AR	72401
4686	GE	RT Western Missouri Franchise, LLC	000431894	3920 Central Ave	Hot Springs	AR	71913
4686	GE	RT Western Missouri Franchise, LLC	000431895	3920 Central Ave	Hot Springs	AR	71913
7883	GE	RT Western Missouri Franchise, LLC	000431892	2010 Bernadette Drive	Columbia	MO	65203
7884	GE	RT Western Missouri Franchise, LLC	000431892	2300 Missouri Blvd	Jefferson City	MO	65109
7885	GE	RT Western Missouri Franchise, LLC	000431892	2825 SOUTH GLENSTONE	SPRINGFIELD	MO	65804
7886	GE	RT Western Missouri Franchise, LLC	000431892	3231 Rangeline Road	Joplin	MO	64804
7887	GE	RT Western Missouri Franchise, LLC	000431892	3316 WEST HIGHWAY 76	BRANSON	MO	65616
7887	GE	RT Western Missouri Franchise, LLC	000431893	3316 WEST HIGHWAY 76	BRANSON	MO	65616
7888	GE	RT Western Missouri Franchise, LLC	000431892	2725 NORTH GLENSTONE (North Springfield)	SPRINGFIELD	MO	65803
7888	GE	RT Western Missouri Franchise, LLC	000431893	2725 NORTH GLENSTONE (North Springfield)	SPRINGFIELD	MO	65803
7889	GE	RT Western Missouri Franchise, LLC	000431892	1402 S Walton Blvd	Bentonville	AR	72712
7889	GE	RT Western Missouri Franchise, LLC	000431893	1402 S Walton Blvd	Bentonville	AR	72712
7890	GE	RT Western Missouri Franchise, LLC	000431892	135 ST ROBERTS BLVD	SAINT ROBERT	MO	65584
7890	GE	RT Western Missouri Franchise, LLC	000431893	135 ST ROBERTS BLVD	SAINT ROBERT	MO	65584
7892	GE	RT Western Missouri Franchise, LLC	000431892	1031 S Krupa Drive	Fayetteville	AR	72704-7635
7892	GE	RT Western Missouri Franchise, LLC	000431893	1031 S Krupa Drive	Fayetteville	AR	72704-7635
7893	GE	RT Western Missouri Franchise, LLC	000431892	4121 S National Road	Springfield	MO	65807
7893	GE	RT Western Missouri Franchise, LLC	000431893	4121 S National Road	Springfield	MO	65807
7897	GE	RT Western Missouri Franchise, LLC	000431892	715 North McCroskey	Nixa	MO	65714
7897	GE	RT Western Missouri Franchise, LLC	000431893	715 North McCroskey	Nixa	MO	65714
4643	Irwin	RT Western Missouri Franchise, LLC	007-0018907-106	2400 SANDERS RD	CONWAY	AR	72032
7882	Irwin	RT Western Missouri Franchise, LLC	007-0018907-104	900 N OLD TOWNE AVE.	REPUBLIC	MO	65738
7895	Irwin	RT Western Missouri Franchise, LLC	007-0018907-102	2510 NORTH BALTIMORE STREET	KIRKSVILLE	MO	63501
7899	Irwin	RT Western Missouri Franchise, LLC	007-0018907-100	3310 VANDIVER DRIVE	COLUMBIA	MO	65202
7900	Irwin	RT Western Missouri Franchise, LLC	007-0018907-108	1008 WORLEY DRIVE	WEST PLAINS	MO	65775

	*	Lender has not provided a contract number for the loan

SCHEDULE 8.3

Existing Investments

See Schedule 5.14 for a list of direct and indirect Subsidiaries of Borrower in which Borrower has made an Investment.

Company-owned life insurance policies totaling $29,628,230 held for the purposes of funding pension benefits due under two of the Company’s defined benefit pension plans.

Split dollar life insurance policies totaling $1,689,798 held as an executive benefit for a group of former employees.

Mutual funds, cash and Ruby Tuesday common stock totaling $8,663,024 held within a rabbi trust to fund our Deferred Compensation Plans.

SCHEDULE 8.7

Restrictive Agreements

1.
Prohibitions and restrictions that limit the ability of Subsidiaries party to the agreements referenced under Item 4 of Schedule 8.12 to incur additional liens on any of the assets pledged as security under such agreements.

2.
Prohibitions and restrictions that limit the ability of Subsidiaries party to the agreements referenced under Item 4 of Schedule 8.12 to transfer or dispose of any of the assets pledged as security under such agreements.

3.	Prohibitions and restrictions that limit the ability of Subsidiaries party to the agreements referenced under Item 4 of Schedule 8.12 to make distributions or dividends to its members or partners.

SCHEDULE 8.12

Existing Indebtedness

1.	Indebtedness totaling $12,402,300 evidenced pursuant to various letters of credit issued primarily in connection with the Company’s workers compensation and casualty insurance programs.

2.
Company’s covenants in favor of Metropolitan Knoxville Airport Authority (the “Authority”) in connection with the Food and Beverage Concession Agreement dated September 1, 1999, between the Authority and RT McGhee-Tyson, LLC, a Subsidiary, wherein Company agrees to provide continuing working capital to RT McGhee-Tyson, LLC during the term of the Concession Agreement.

3.
The Company has entered into a Distribution Agreement and an Agreement Respecting Employee Benefit Matters (collectively referred to as sharing agreements) with Morrison Fresh Cooking, Inc. (acquired by Piccadilly Cafeterias, Inc.) and Morrison Management Specialists, Inc. (formerly Morrison Health Care, Inc. and acquired by Compass Group, PLC) providing for the assumption of liabilities and cross-indemnities designed to allocate, generally, among these three companies, financial responsibility for liabilities arising out of or in connection with business activities prior to the March, 1996 “spin-off” transaction.

4.	Former franchise partner Indebtedness described in the attached spreadsheet:

[see attached]

FORMER FRANCHISE PARTNER (ACQUIRED) INDEBTEDNESS
(all figures in 000's)

MORTGAGEE/LESSEE	TOTAL
MORTGAGE LOAN OBLIGATIONS
Michiana Debt:
GE - Acquisition - Note 28525	1,173
GE - Acquisition - Note 28651	1,579
Orlando Debt:
GE - Palm Coast Construction	991
West Palm Beach Debt:
GE - Sebastian	1,189
Detroit Debt:
GE - Saline Construction	923
Irwin - Allen Park Construction	528
Michigan Debt:
GE - Cadillac Construction	977
GE - Gaylord Construction	1,167
GE - Acquisition Debt	2,067
GE - Clarkston Construction	861
Long Island Debt:
Irwin - Sayville Construction	1,135
New England Debt:
Irwin - Auburn Construction	337
Irwin - Augusta Construction	442
Denver Debt:
Irwin - Tower Road Construction	1,350
Irwin - Ridgeview Construction	1,421
Indianapolis Debt:
GE - Construction refinance	2,460
Irwin - US Hwy 31 Construction	1,790
KCMO Debt:
GE - Northgate Construction	873
GE - Shawnee Construction	1,229
Omaha Debt:
Irwin - Grand Island Construction	858
Irwin - Kearney Construction	977
Irwin - Council Bluffs Construction	1,269
Irwin - North Platte Construction	1,222
Portland Debt:
Irwin - Refinance	179
St. Louis Debt:
Irwin - Valley Park Construction	995
Irwin - Cape Girardeau Construction	612
Irwin - Wentzville Construction	998
Western Missouri Debt:
GE - Acquisition Debt (Construction)	3,052
GE - Acquisition Debt (FF&E)	1,217
GE - Construction refinance	4,156
GE - FF&E refinance	7,918
Irwin - Bass Pro Construction	1,151
Irwin - Conway Construction	1,332
Irwin - Kirksville Construction	1,007
Irwin - Republic Construction	1,335
Irwin - West Plains Construction	735
Minneapolis Debt:
GE - Acquisition Debt	1,285
Irwin - Shakopee Construction	1,328
Total Mortgage loan obligations	54,118

CAPITAL LEASE OBLIGATIONS:
Omaha Debt:
Manitowoc Finance	2
Total Capital lease obligations	2

SCHEDULE 8.14

Certain Subsidiaries

RT Millington, LLC
RT O’Toole, LLC
RT Indianapolis Franchise, LLC
RT St. Louis Franchise, LLC
RT Tampa Franchise, L.P.
RT Orlando Franchise, L.P.
RT South Florida Franchise, L.P.
RT West Palm Beach Franchise, L.P.
RT Smith, LLC
RT Long Island Franchise, LLC
RT New England Franchise, LLC
RT Omaha Franchise, LLC
RT Portland Franchise, LLC
RT Denver Franchise, L.P.
RT Minneapolis Franchise, LLC
RT KCMO Franchise, LLC (provided, that RT KCMO Franchise, LLC may continue to own RT KCMO Kansas, Inc.)
RT Western Missouri Franchise, LLC (provided, that RT Western Missouri Franchise, LLC may continue to control RT Arkansas Club, Inc., RT Jonesboro Club, Ruby Tuesday of Conway, Inc., Ruby Tuesday of Russellville, Inc. and Ruby Tuesday of Bryant, Inc.)

EXHIBIT 2.3

FORM OF NOTICE OF REVOLVING BORROWING

[date]

Bank of America, N.A.
Credit Services

Attn. Markel Richardson

101 N. Tryon Street
Mailcode: NC1 -001-05-46
Charlotte, NC 28255-0001

Dear Sirs:

Reference is made to the Revolving Credit Agreement dated as of December 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the undersigned, as Borrower, the Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Issuing Bank.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

(A)	Aggregate principal amount of Revolving Borrowing: ____________________

(B)	Date of Revolving Borrowing (which is a Business Day): __________________

(C)	Interest Rate basis: ________________________

(D)	Interest Period: ____________________

(E)	Location and number of Borrower’s account to which proceeds of Revolving Borrowing are to be disbursed: ______________________

The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 4.2 of the Credit Agreement are satisfied.

Very truly yours,

RUBY TUESDAY, INC.

By:      _________________
Name:
Title:

EXHIBIT 2.6

FORM OF CONTINUATION/CONVERSION

[date]

Bank of America, N.A.
Credit Services

Attn. Markel Richardson

101 N. Tryon Street
Mailcode: NC1 -001-05-46
Charlotte, NC 28255-0001

Dear Sirs:

Reference is made to the Revolving Credit Agreement dated as of December 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the undersigned, as Borrower, the Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Issuing Bank.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes a Notice of Continuation/Conversion and the Borrower hereby requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing to be converted or continued as requested hereby:

(A)	Borrowing to which this request applies: _______________________________

(B)	Principal amount of Borrowing to be converted/continued: __________________

(C)	Effective date of election (which is a Business Day): ______________________

(D)	Interest rate basis: __________________

(E)	Interrest Period: _________________

Very truly yours,

RUBY TUESDAY, INC.

By:   _____________________
Name:
Title:

EXHIBIT 2.9

FORM OF REVOLVING CREDIT NOTE

 _______________

FOR VALUE RECEIVED, the undersigned, Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), hereby promises to pay to ________________ (the “Lender”) or its registered assigns, in accordance with the provisions of that certain Revolving Credit Agreement dated as of December 3, 2013, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders and Issuing Bank, the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.  In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of the Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[SIGNATURE PAGE FOLLOWS]

CHAR1\1331618v4

RUBY TUESDAY, INC.

By: ________________
Name:
Title:

EXHIBIT 2.18-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit Agreement dated as of December 3, 2013 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) among Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Issuing Bank.

Pursuant to the provisions of Section 2.18(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Name of Lender]

By:    __________________
Name:
Title:

Date: ________ __, 201[  ]

EXHIBIT 2.18-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit Agreement dated as of December 3, 2013 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) among Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Issuing Bank.

Pursuant to the provisions of Section 2.18(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Name of Lender]

By:     ____________________
Name:
Title:

Date: ________ __, 201[  ]

EXHIBIT 2.18-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit Agreement dated as of December 3, 2013 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) among Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Issuing Bank.

Pursuant to the provisions of Section 2.18(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Name of Lender]

By:     ____________________
Name:
Title:

Date: ________ __, 201[  ]

CHAR1\1331618v4

EXHIBIT 2.18-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Revolving Credit Agreement dated as of December 3, 2013 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) among Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Issuing Bank.

Pursuant to the provisions of Section 2.18(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Revolving Credit Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Name of Lender]

By:     ____________________
Name:
Title:

Date: ________ __, 201[  ]

EXHIBIT 4.1(c)(i)

RUBY TUESDAY, INC.

CERTIFICATE REGARDING CHARTER, BYLAWS,
RESOLUTIONS AND INCUMBENCY

The undersigned, Scarlett May, being the Secretary of Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), hereby gives this certificate to induce Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), and each of the financial institutions (the “Lenders”) from time to time party to the Credit Agreement (herein defined) to consummate certain financial accommodations with the Borrower pursuant to the terms of that certain Revolving Credit Agreement, dated of even date herewith, between the Borrower, the Guarantors, the Administrative Agent and the Lenders (the “Credit Agreement”).  Capitalized terms used herein which are not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies that:

1.           In her aforesaid capacity as Secretary of the Borrower, she is familiar with, and keeps control of, its articles of incorporation, bylaws and minute books, and schedules meetings of its Board of Directors;

2.           Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of the Borrower, as in effect on the date hereof;

3.           Attached hereto as Exhibit B is a true and correct copy of the bylaws of the Borrower as in effect on the date hereof;

4.           Attached hereto as Exhibit C is a true and correct copy of resolutions of the Board of Directors of the Borrower duly adopted by unanimous written consent on [_________ ], that such proceedings were conducted in accordance with the Articles of Incorporation and bylaws of the Borrower, and said resolutions have not been amended, rescinded, modified or revoked, and are in full force and effect as of the date hereof;

5.           The following persons constitute officers of the Borrower, and such officers are duly authorized and empowered to execute the Credit Agreement and all other documents and agreements to which the Borrower is a party; and the signatures executed below are the true and correct signatures of such officers:

Title	Name	Signature
Executive Vice President,
Chief Financial Officer	Michael O. Moore	___________________
and Assistant
Secretary

Senior Vice President, Chief	Scarlett May	___________________
Legal Officer and Secretary

IN WITNESS WHEREOF, the undersigned has executed this certificate in her capacity as Secretary, this ____ day of __________, 201__.

Scarlett May
Secretary

The undersigned being a duly authorized officer of the Borrower, hereby certifies to the Administrative Agent and the Participants that Scarlett May is the duly appointed Secretary of the Borrower, and she is duly authorized and empowered to execute this Certificate and all documents to which Borrower is a party, and the signature executed above is his true and correct signature.

EXHIBIT 4.1(h)

FORM OF OFFICER’S CERTIFICATE

Reference is made to the Revolving Credit Agreement dated as of December 3, 2013 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Issuing Bank.  Terms defined in the Credit Agreement are used herein with the same meanings.  This certificate is being delivered pursuant to Section 4.1(h) of the Credit Agreement.

I, [____________], [___________] of the Borrower, DO HEREBY CERTIFY that:

(a)           at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of a Letter of Credit, as applicable, no Default or Event of Default shall exist or would result; and

(b)           all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of a Letter of Credit, in each case before and after giving effect thereto or, if such representations and warranties relate solely to an earlier date, were true and correct as of such earlier date.

IN WITNESS WHEREOF, I have hereunto signed my name this __ day of December, 2013.

Name:
Title:

EXHIBIT 6.10

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) dated as of [__________], 20[___] is by and between [__________], a [__________] (the “New Subsidiary”), and Bank of America, N.A., in its capacity as Administrative Agent under the Revolving Credit Agreement  dated as of December 3, 2013 (as amended, modified, supplemented, increased or otherwise modified in writing from time to time, the “Credit Agreement”) by and among Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and the Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Loan Parties are required by Section [6.10][6.11][6.12] of the Credit Agreement to cause the New Subsidiary to become a “Guarantor”.  Accordingly, the New Subsidiary hereby agrees with the Administrative Agent as follows:

1.           The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to the Administrative Agent, each Lender and each other holder of the Obligations, as provided in Article IV of the Credit Agreement, as primary obligor and not as surety, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

[2.           The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement and a “Grantor” for all purposes of the Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting generality of the foregoing terms of this paragraph 2, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right of set off against any and all right, title and interest of the New Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the New Subsidiary.]1

[3.           The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a “Pledgor” for all purposes of the Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement.  Without limiting generality of the foregoing terms of this paragraph 3, to secure the prompt payment and

1 To be included if the New Subsidiary is not otherwise prohibited from pledging its assets in favor of the Administrative Agent.

performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right of set off against any and all right, title and interest of the New Subsidiary in and to the Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement) of the New Subsidiary.]2

4.           The New Subsidiary hereby represents and warrants to the Administrative Agent that:

(i)           Set forth on Schedule 1 is the chief executive office, U.S. tax payer identification number and organizational identification number of the New Subsidiary as of the date hereof.

(ii)           The exact legal name and state of organization of the New Subsidiary is as set forth on the signature pages hereto.

(iii)           Except as set forth on Schedule 2, the New Subsidiary has not during the five years preceding the date hereof (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.

(iv)           Set forth on Schedule 3 is a list of all Copyrights, all Copyright Licenses, all Patents, all Patent Licenses, all Trademarks and all Trademark Licenses, in each case, registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by the New Subsidiary as of the date hereof.

(v)           As of the Closing Date, the New Subsidiary has no Commercial Tort Claims in excess of $100,000 other than as set forth on Schedule 4.

(vi)           Set forth on Schedule 5 is a list of each Subsidiary of the New Subsidiary, together with (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) the certificate number(s) of the certificates evidencing such Equity Interests and number and percentage of outstanding shares of each class owned by the New Subsidiary (directly or indirectly) of such Equity Interests and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.

5.           The address of the New Subsidiary for purposes of all notices and other communications is the address set forth for the Company in Section 11.1 of the Credit Agreement.

6.           The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Article III of the Credit Agreement.

7.           This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8.           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

2 To be included if the New Subsidiary is not otherwise prohibited from pledging its assets in favor of the Administrative Agent.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By: _________________________
Name:
Title:

Acknowledged and accepted:
BANK OF AMERICA, N.A., as Administrative Agent

By: _________________________
Name:
Title:

EXHIBIT 9.2

FORM OF SECURED PARTY DESIGNATION NOTICE

To:           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Revolving Credit Agreement dated as of December 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the undersigned, as Borrower, the Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Issuing Bank.  Terms defined in the Credit Agreement are used herein with the same meanings.

[Name of Treasury Management Bank/Hedging Bank] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Credit Agreement, that the Secured Party meets the requirements of a [Treasury Management Bank] [Hedging Bank] under the terms of the Credit Agreement and is a [Treasury Management Bank] [Hedging Bank] under the Credit Agreement and the other Loan Documents.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

[_______________________],
as a [Treasury Management Bank] [Hedging Bank]

By:   _____________________________
Name:
Title:

EXHIBIT 11.4

FORM OF
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	Ruby Tuesday, Inc., a Georgia corporation

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the
Credit Agreement

5.	Credit Agreement:
Revolving Credit Agreement dated as of December 3, 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Issuing Bank.

6.	Assigned Interest:

Aggregate Amount of Revolving Commitments/Loans for all Lenders	Amount of Revolving Commitments/Loans Assigned3	Percentage Assigned of Revolving Commitments/Loans4

7.	Trade Date:

8.	Effective Date:

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]

By: ________________
Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]

By: ________________
Name:
Title:

3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

4 Set forth, to at least 9 decimals, as a percentage of the Revolving Commitment/Loans of all Lenders thereunder.

[Consented to and]5 Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:  ___________________
Name:
Title:

[Consented to:]6

RUBY TUESDAY, INC.,
a Georgia corporation

By:  ___________________
Name:
Title:

[Consented to:] 7

BANK OF AMERICA, N.A.,
as Issuing Bank

By:  ___________________
Name:
Title:

5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

6 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

7 To be added only if the consent of the Issuing Bank is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Acceptance

STANDARD TERMS AND CONDITIONS

1.  Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.4(b)(ii) and (iv) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.4(b)(ii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.